As filed with the Securities and Exchange Commission on September 30, 1998
                                                      Registration No. 333-63349


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ---------------

                   Liberty Financial Companies, Inc.                              Liberty Financial Capital Trust I
                                                                                  Liberty Financial Capital Trust II
                       (Exact name of registrant as                               (Exact name of each registrant as
                         specified in its charter)                                specified in its Trust Agreement)

                               Massachusetts                                                   Delaware
                     (State or other jurisdiction of                        (State or other jurisdiction of incorporation
                      incorporation or organization)                             or organization of each registrant)

                              04-3260640                                                Each to be Applied for
                  (IRS Employer Identification Number)                          (IRS Employer Identification Number)
                                                                                 c/o Liberty Financial Companies, Inc.
                           600 Atlantic Avenue                                           600 Atlantic Avenue
                   Boston, Massachusetts 02210-2214                                Boston, Massachusetts 02210-2214
                               (617) 722-6000                                               (617) 722-6000
        (Address, including zip code, and telephone number,         (Address, including zip code, and telephone number, including
including area code, of registrant's principal executive offices)    area code, of each registrant's principal executive offices)

                                 ---------------

                              JOHN A. BENNING, ESQ.
                    Senior Vice President and General Counsel
                        Liberty Financial Companies, Inc.
                               600 Atlantic Avenue
                        Boston, Massachusetts 02210-2214
                                 (617) 722-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------
                                With copies to:

  WILLIAM P. GELNAW, JR., ESQ.                          MICHAEL A. KING, ESQ.
  JAMES W. HACKETT, JR., ESQ.                             Brown & Wood LLP
  Choate, Hall & Stewart                                One World Trade Center
      53 State Street                                   New York, New York 10048
Boston, Massachusetts 02109                                 (212) 839-5300
      (617) 248-4000


                                 ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED SEPTEMBER 30, 1998




PROSPECTUS



                            [LIBERTY FINANCIAL LOGO]


                       Liberty Financial Companies, Inc.
                       Liberty Financial Capital Trust I
                      Liberty Financial Capital Trust II

          By this prospectus, we may offer up to $800,000,000 of our:
                                Debt Securities
                                Preferred Stock
                                 Common Stock
                                   Warrants
                           Stock Purchase Contracts
                             Stock Purchase Units
           Preferred Securities of Liberty Financial Capital Trust I
          Preferred Securities of Liberty Financial Capital Trust II

                               ---------------

     Liberty Financial Companies, Inc. is a Massachusetts corporation. Liberty Financial Capital Trust I and Liberty Financial Capital Trust II are both Delaware business trusts. We are the sponsor of the Liberty Financial Capital Trusts.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

     We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. "Plan of Distribution" contained in this prospectus also provides more information on this topic.

                                ---------------

                The date of this Prospectus is           , 1998.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities covered by this prospectus. Those transactions include over-allotment, stabilizing transactions, short covering transactions and penalty bids. For a description of those activities, see "Plan of Distribution" in this prospectus. If begun, they may discontinue those activities at any time.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, WITH RESPECT TO PARTICULAR OFFERED SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR SUCH PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER FOR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY LIBERTY FINANCIAL TRUST SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

     EXCEPT AS DISCLOSED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE SECURITIES OFFERED HEREBY DO NOT HAVE AN ESTABLISHED TRADING MARKET AND WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND NO ASSURANCES CAN BE GIVEN THAT AN ACTIVE TRADING MARKET FOR SUCH SECURITIES WILL BE DEVELOPED OR SUSTAINED.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

     We have filed a registration statement on Form S-3 with the SEC covering the notes. For further information on Liberty and the notes, you should refer to our registration statement and its exhibits. This prospectus and the prospectus supplement summarize material provisions of contracts and other documents that we refer you to. Since the prospectus and the prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.


               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     o incorporated documents are considered part of the prospectus,

     o we can disclose important information to you by referring you to those documents and

     o information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     o Annual Report on Form 10-K for the year ended December 31, 1997,

     o Portions of Proxy Statements for the Company's Annual Meeting of Shareholders held on May 11, 1998 that have been incorporated into our 10-K,

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the

     o Current Report on Form 8-K dated September 30, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the notes offering:

     o Reports filed under Sections 13(a) and (c) of the Exchange Act,

     o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and

     o Any reports filed under Section 15(d) of the Exchange Act.

     Our file number under the Exchange Act is 1-13654. You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

     Investor Relations
     Liberty Financial Companies, Inc.
     600 Atlantic Avenue
     Boston, Massachusetts 02210-2214
    (617) 722-6000

                       LIBERTY FINANCIAL COMPANIES, INC.

     Liberty Financial Companies, Inc. (the "Company" or "Liberty") is a leading asset accumulation and management company. The Company has two core product lines--retirement-oriented insurance products and investment management products. Retirement-oriented insurance products consist substantially of annuities. Investment management products consist of mutual funds, wealth management and institutional asset management. The Company sells its products through multiple distribution channels, including brokerage firms, banks and other depository institutions, financial planners and insurance agents, as well as directly to investors.

     Liberty's principal executive offices are located at 600 Atlantic Avenue, Boston, Massachusetts 02210-2214. Its telephone number is (617) 722-6000.



                         THE LIBERTY FINANCIAL TRUSTS


     Liberty Financial Capital Trust I and Liberty Financial Capital Trust II, each a statutory business trust created under the laws of the State of Delaware (each a "Liberty Financial Trust" and collectively, the "Liberty Financial Trusts"), may offer, from time to time, preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in such Liberty Financial Trust. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Liberty Financial Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the Liberty Financial Trusts out of monies held by the Property Trustee (as defined herein) of each of the Liberty Financial Trusts and payments on liquidation of each Liberty Financial Trust and on redemption of Preferred Securities of such Liberty Financial Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company. Except as otherwise provided in a supplement or supplements to this Prospectus (a "Prospectus Supplement,") (i) concurrently with the issuance by a Liberty Financial Trust of its Preferred Securities, such Liberty Financial Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company (the "Corresponding Junior Subordinated Debt Securities") with terms directly corresponding to the terms of that Liberty Financial Trust's Preferred Securities (the "Related Preferred Securities"), (ii) the Corresponding Junior Subordinated Debt Securities will be the sole assets of each Liberty Financial Trust and (iii) payments under the Corresponding Junior Subordinated Debt Securities and the related Expense Agreement (as defined herein) will be the only revenue of each Liberty Financial Trust. The Company may redeem the Corresponding Junior Subordinated Debt Securities (and cause the redemption of the Trust Securities) or may terminate each Liberty Financial Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer in certain circumstances. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

     Each Liberty Financial Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as sponsor of the Liberty Financial Trust, an Administrative Trustee (as defined herein) and the Delaware Trustee (as defined herein) of such Liberty Financial Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Liberty Financial Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company and (iii) engaging in only those other activities necessary, convenient or incidental thereto.


     All of the Common Securities of each Liberty Financial Trust will be owned, directly or indirectly, by the Company. The Common Securities of a Liberty Financial Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Liberty Financial Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Junior Subordinated Debt Security

Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect to Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Liberty Financial Trust. See "Description of Preferred Securities--Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Liberty Financial Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Liberty Financial Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Liberty Financial Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Liberty Financial Trust will be State Street Bank and Trust Company, as the Property Trustee (the "Property Trustee"), Wilmington Trust Company, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). State Street Bank and Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. State Street Bank and Trust Company will also act as trustee under the Guarantees and the Junior Subordinated Indenture (as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities." The holder of the Common Securities of a Liberty Financial Trust, or the holders of a majority in liquidation preference of the related Preferred Securities if a Junior Subordinated Debt Security Event of Default under the Trust Agreement for such Liberty Financial Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Liberty Financial Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Liberty Financial Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Liberty Financial Trust.


     The principal executive office of each Liberty Financial Trust is 600 Atlantic Avenue, Boston, Massachusetts 02210-2214, and its telephone number is
(617) 722-6000.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement with respect to the proceeds from the sale of the particular Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and the related Guarantee (each as defined herein and collectively, the "Offered Securities") to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt (including without limitation existing or future indebtedness owed to Liberty Mutual Insurance Company ("Liberty Mutual")) or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof. Each Liberty Financial Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company. The specific allocations, if any, of the proceeds of any of the Offered Securities will be described in the Prospectus Supplement relating thereto.

     The Company currently intends to use the proceeds from the sale of any initial Offered Securities to (i) cover the costs of acquiring The Crabbe Huson Group, Inc. ("Crabbe Huson"), which is scheduled to close on September 30, 1998, including repayment of a $90 million bridge loan the Company intends to utilize for financing the acquisition at closing; (ii) the discharge of certain indebtedness in the aggregate principal amount of $129 million owed to affiliates of Liberty Mutual consisting of 8.0% promissory notes due March 31, 2000 and April 3, 2000; and (iii) financing the acquisition of Societe Generale Asset Management Corp. ("SGAM"), which is scheduled to close in late December 1998.

     The Company expects to acquire certain assets and assume certain liabilities of Crabbe Huson for a purchase price at closing of up to $90.4 million, consisting of $81.4 million in cash and $9.0 million of Liberty common stock. In addition, Liberty has agreed to pay up to an additional $51.5 million over 5 years, contingent upon Crabbe Huson achieving certain earnings objectives. In connection with the Crabbe Huson acquisition, the Company entered into a $100 million revolving credit facility with a commercial bank (the "Bridge Facility"). The Bridge Facility matures on March 30, 1999 and bears interest at a per annum rate equal to LIBOR plus twenty-five basis points. Liberty anticipates drawing $90 million from the Bridge Facility for the purpose of covering costs and expenses of the Crabbe Huson acquisition at closing.

     On August 13, 1998, Liberty entered into an agreement to acquire 100% of the capital stock of SGAM for $205 million, subject to adjustment in certain circumstances, consisting of $198 million in cash and $7 million of Liberty common stock. In addition, Liberty has agreed to pay up to an additional $11 million contingent upon the attainment of certain earnings objectives.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's historical consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 1998 and 1997 and for each of the years in the five-year period ended December 31, 1997.





                                          Six Months Ended
                                               June 30                         Year Ended December 31
                                        --------------------- --------------------------------------------------------
                                           1998       1997       1997       1996       1995        1994        1993
                                        ---------- ---------- ---------- ---------- ---------- ----------- -----------
Ratio of earnings to fixed charges: (1)
 Excluding interest on fixed annuities
   and financial products (2) .........     8.00x      8.14x      8.42x      7.11x      6.55x      13.07x      24.23x
 Including interest on fixed annuities
   and financial products .............     1.30x      1.31x      1.31x      1.25x      1.20x       1.17x       1.12x
Ratio of earnings to combined fixed
 charges and preferred stock
  dividends: (1)
 Excluding interest on fixed annuities
   and financial products (2) .........     7.58x      7.74x      7.99x      6.73x      6.22x      13.07x      24.23x
                                            ----       ----       ----       ----       ----       -----       -----
 Including interest on fixed annuities
   and financial products .............     1.30x      1.31x      1.31x      1.25x      1.20x       1.17x       1.12x
                                            ----       ----       ----       ----       ----       -----       -----



(1) For purposes of determining these ratios, earnings consist of pretax income plus fixed charges. Fixed charges consist of (i) interest on indebtedness,
    (ii) the portion of operating leases that are representative of the interest factor, (iii) accretion to face value of redeemable convertible preferred stock, and (iv) interest on fixed annuities and financial products.

(2) These ratios are included to assist the reader in analyzing the impact of interest on annuities and financial products, which is not generally required to be paid in cash in the period it is recognized. These ratios exclude interest credited to annuities and financial products of $282.3 million and $294.5 million for the six months ended June 30, 1998 and 1997, respectively, and $594.1 million, $572.7 million, $555.8 million, $481.9 million, and $504.2 million for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.


                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

     The unsecured senior debt securities (the "Senior Debt Securities") of the Company (for purposes of this Section only, the "Debt Securities") may be issued in one or more series under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). This summary of certain terms and provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Indenture. Certain terms defined in the Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


General
     The Debt Securities will be unsecured and will rank on the parity with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities will be obligations exclusively of the Company. As a holding company, Liberty's cash flows and its ability to service its debt, including Debt Securities, are dependent upon the cash flows of such subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations and legal restrictions. The Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries and liabilities under contracts of insurance and annuities written by the Company's subsidiaries, and to any secured indebtedness of the Company. Except as provided in the applicable Prospectus Supplement, there is no limit on the occurrence or issuance of other secured or unsecured debt by the Company or its subsidiaries.

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued up to the aggregate principal amounts which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of Debt Securities being offered thereby: (i) the title, aggregate principal amount and authorized denominations of Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) date or dates on which Debt Securities will mature; (iv) the rate or rates per annum (which may be fixed or variable), if any, at which Debt Securities will bear interest (or the method of determination or calculation thereof); (v) the times at which any such interest will be payable; (vi) the currency or units based on or relating to currencies in which the Debt Securities are denominated and in which principal, premium, if any, any interest and Additional Amounts (as defined below) will or may be payable; (vii) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and other terms and provisions of such sinking fund; (viii) any redemption terms or any terms for repayment of principal amount at the option of the holder; (ix) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of certain taxes imposed on certain holders or as otherwise provided;
(x) the terms and conditions upon which such Debt Securities may be convertible into shares of Common Stock or other securities of the Company, including the conversion price, conversion period and other conversion provisions; (xi) the defeasance provisions, if any, that are applicable to such Debt Securities (other than those described herein); (xii) whether the Debt Securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby and the initial Depository with respect to such global Debt Security; (xiii) the person to whom any interest on a Registered Security is payable, if other than the registered holder thereof, or the manner in which any interest is payable on a Bearer Security if other than upon presentation of the coupons pertaining thereto, as the case may be or (xiv) any other specific terms of such Debt Securities.

     Principal, interest and premium, and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on, and transfer and exchange of, such Debt Securities will be described in the applicable Prospectus Supplement.

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.


     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06)


     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.


     If the Debt Securities are convertible into shares of Common Stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable Prospectus Supplement.


Form, Registration, Transfer and Exchange
     The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or part in the form of one or more global Debt Securities ("Global Securities"), as described below under "Book-Entry Debt Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series or any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indenture, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Sections 2.06, 2.12 and 4.01)

     Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities may be presented for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon such transfer agent being satisfied with the documents of title and identity of the person making the request. The Company may at any time rescind the designation of any transfer agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Sections 2.06 and 4.02)

     In the event of any redemption of Debt Securities of any series, the Company will not be required to (i) register the transfer of or exchange Debt Securities of that series during a period of 15 days next preceding the selection of securities of such series to be redeemed; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption except, to the extent provided with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)



Payment and Paying Agents
     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest and any Additional Amounts may be made by check or draft mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register. Unless indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the record date for such interest. (Section 4.01)

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, any payment of interest on any Bearer Securities will be made only against surrender of the coupon relating to such interest installment. (Sections 2.06 and 4.02)

     Any paying agents in or outside the United States initially designated by the Company for the Debt Securities will be named in the applicable Prospectus Supplement. If the Debt Securities of a series are listed on a stock exchange located outside the United Sates, and such stock exchange shall so require, the Company will maintain a paying agent with respect to such series in London, Luxembourg or any other city so required located outside the United States so long as the Debt Securities of such series are listed on such exchange. The Company may at any time designate additional paying agents or rescind the designation of any paying agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment. (Section 4.20)

     All monies paid by the Company to a paying agent for the payment of principal of or interest or Additional Amounts, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, interest or Additional Amounts shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 4.03)


Book-Entry Debt Securities
     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depository or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not, subject to certain exceptions, be registered for transfer or exchange except to the Depository for such Global Security or a nominee of such Depository. (Section 2.06)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the provisions described below will be applicable to depository arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be represented by a Global Security registered in the name of such Depository or its nominee. Upon the issuance of such Global Security and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the Series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Sections 2.06 and 11.03) Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such notice or would otherwise act upon the instructions of beneficial owners owning through them.


     Principal of and any premium, interest and Additional Amounts on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.


Limitation on Liens on Stock of Restricted Subsidiaries
     Unless otherwise specified in the applicable Prospectus Supplement, the Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt. (Section 4.06)

     For purposes of the Indenture, "Restricted Subsidiary" means any operating subsidiary that accounts for 10% or more of the consolidated revenues and/or assets of the Company.


Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock (as defined below) (other than nonvoting preferred stock) of any Restricted Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries; (iii) the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's Board of Directors (acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 4.07)


     For the purposes of the Indenture, "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock. (Section 1.01)


Defaults and Remedies
     An Event of Default with respect to Debt Securities of any series is defined in the Indenture as being: (a) default for thirty (30) days in payment of any interest or Additional Amounts on the Debt Securities of such series;
(b) default in payment of principal or premium, if any, on the Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three (3) Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment result from mistake, oversight or transfer difficulties not continuing for more than three (3) Business Days beyond the date on which such payment is due); (d) default by the Company in the performance or breach of any other covenant or warranty of the Company in respect of the Debt Securities of such series for a period of sixty (60) days after notice thereof to the Company or Trustee (other than a covenant default which is specifically designed as having a different time period); (e) certain events involving the bankruptcy or insolvency of the Company; or (f) other Events of Default as specified in the Supplemental Indenture or Board Resolution under which such series of Debt Securities was issued. (Section 6.01)

     The Indenture provides that (1) if an Event of Default described in clauses (a), (b), (c) or, in the event of a default with respect to less than all Outstanding series under the Indenture, (d) above shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of 25% in aggregate principal amount of the Debt Securities of such series then Outstanding (each such series voting as a separate class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Outstanding Debt Securities of such series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) (in the event of a default with respect to all Outstanding series) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Debt Securities then Outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion of the principal amount thereof specified in the terms thereof) of all Debt Securities then Outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then Outstanding. (Sections 6.01 and 6.10)

     Holders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power. The Company is required to deliver annually to the Trustee an officer's statement indicating whether the signer knows of any default by the Company in performing any of its obligations under the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, interest or Additional Amounts, if any, or any sinking or purchase fund installment) if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05)


Defeasance
     Unless otherwise described in a Prospectus Supplement with respect to any series of Debt Securities, the Company, at its option, (a) will be discharged from any and all obligations in respect of such Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) on the ninety-first day after satisfaction of all conditions thereto or (b) effective upon the satisfaction of all conditions thereto, need not comply with certain restrictive covenants (including any covenants or agreements applicable with respect to a particular series of Debt Securities) under the Indenture and will not be limited by any restrictions with respect to merger, consolidation or sales of assets, in each case if the Company deposits with the Trustee, in trust, (x) money or (y) Government Obligations or a combination of (x) and (y) which, through the payment of interest thereon and principal thereof in accordance with their terms, will in the written opinion of independent public accountants selected by the Company, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and Additional Amounts, if any, and premium, if any, on, such Debt Securities on the dates such payment are due in accordance with the terms of such series. (Section 8.02) In order to avail itself of either of the foregoing options, no Event of Default shall have occurred and be continuing under the Indenture and the Company must provide to the Trustee (i) an opinion of counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option and will be subject to federal income tax on the same amount and in the same manner, and at the same time as would have been the case if such option had not been exercised and, in the case of Debt Securities being discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service (the "Service") or a revenue ruling pertaining to a comparable form of transaction to that effect published by the Service, (ii) an officers' certificate to the effect that no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, with respect to such Debt Securities shall have occurred and be continuing on the date of the deposit, and (iii) if the Debt Securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of such option will not cause the Debt Securities to be delisted. (Section 8.02) "Governmental

Obligations" means generally direct noncallable obligations of the government which issued the currency in which the Debt Securities of the applicable series are denominated, noncallable obligations the payment of the principal of and interest on which is fully guaranteed by such government, and noncallable obligations on which the full faith and credit of such government is pledged to the payment of the principal thereof and interest thereon. (Section 1.01). In addition, the Company may obtain a discharge under the Indenture with respect to all the Debt Securities of a series by depositing with the Trustee, in trust, moneys or Government Obligations sufficient to pay at maturity or upon redemption principal of, premium, if any, and any interest and Additional Amounts on, all of the Debt Securities of such series, provided that all of the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year. No opinion of counsel or ruling relating to the tax consequences to holders is required with respect to a discharge pursuant to the provisions described in the immediately preceding sentence. (Section 8.01) In the event of any discharge of Debt Securities pursuant to the terms of the Indenture described above, the holders of such Debt Securities will thereafter be able to look solely to such trust fund, and not to the Company, for payments of principal, premium, if any, and interest and Additional Amounts, if any. (Sections 8.01 and 8.02)


Consolidation, Merger and Sale of Assets
     Unless otherwise specified in the applicable Prospectus Supplement, the Company may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless (i) the successor or transferee corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indenture and (ii) the Company or successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the Debt Securities or the Indenture. The Company will deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the terms of the Indenture. Upon any consolidation or merger, or any sale, lease or conveyance of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture. Sections 5.01 and 5.02). Thereafter all obligations of the predecessor corporation shall terminate. (Section 5.01)


Modification of the Indenture
     The Indenture permits the Company and the Trustee to amend or supplement the Indenture or the Debt Securities without notice to or consent of any holder of a Debt Security for certain purposes, including without limitation, to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 (relating to when the Company may consolidate, merge or sell all or substantially all of its assets), to provide for uncertificated Debt Securities, to establish the form or terms of Debt Securities of any series or to make any change that does not adversely affect the rights of any holder of a Debt Security. (Section 9.01) Certain modifications and amendments of the Indenture may be made by the Company and the Trustee only with the consent of the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby,
(i) reduce the aforesaid percentage of Debt Securities whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or rates or extend the time for payment of interest or Additional Amounts, if any, on any Debt Security; (iii) reduce the principal of or premium, if any, on or extend the fixed maturity of any Debt Security; (iv) modify or effect in any manner adverse to the holders of Debt Securities the terms and conditions of the obligations of the Company in respect of its obligations under the Indenture;
(v) waive a default in the payment of principal of or premium or interest or Additional Amounts, if any, on any Debt Security; (vi) impair the right to institute a suit for the enforcement of any payment on or with respect to any series of Debt Securities; (vii) change a Place of Payment; or (viii) make any Debt Security payable in currency other than that stated in the Debt Security. (Section 9.02)



Governing Law
     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

              DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES


     The Junior Subordinated Debt Securities may be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Company and State Street Bank and Trust Company as trustee (the "Junior Subordinated Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Junior Subordinated Indenture. Certain terms defined in the Junior Subordinated Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Junior Subordinated Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


General

     Each series of Junior Subordinated Debt Securities will rank pari passu with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "--Subordination." The Company is a non-operating holding company and substantially all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The payment of dividends by Keyport is limited under the insurance company holding company laws of the State of Rhode Island. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. Except as otherwise provided in the applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or its subsidiaries, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Offered Securities.


     The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (1) the title of the Junior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities; (3) the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Subordinated Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Junior Subordinated Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series; (15) subject to the terms described under "--Global Junior Subordinated Debt Securities", whether the Junior Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Subordinated Indenture.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.


Denominations, Registration and Transfer
     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.


     Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Trustee as Securities Registrar under the Junior Subordinated Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

     In the event of any redemption, neither the Company nor the Junior Subordinated Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.


Global Junior Subordinated Debt Securities
     The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a Global Junior Subordinated Debt Security may not be transferred except as a whole by the depositary for such Global Junior Subordinated Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debt security, and the deposit of such Global Junior Subordinated Debt Security with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debt Securities or by the Company if such Junior Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debt Security will be limited to participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debt Security.

     So long as the Depositary for a Global Junior Subordinated Debt Security, or its nominee, is the registered owner of such Global Junior Subordinated Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security for all purposes under the Junior Subordinated Indenture governing such Junior Subordinated Debt Securities. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debt Security will not be entitled to have any of the individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debt Securities represented by a Global Junior Subordinated Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities. None of the Company, the Junior Subordinated Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated

Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Junior Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debt Security representing any of such Junior Subordinated Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debt Security for such Junior Subordinated Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.


     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security representing such series of Junior Subordinated Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities, determine not to have any Junior Subordinated Debt Securities of such series represented by one or more Global Junior Subordinated Debt Securities and, in such event, will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security or Securities representing such series of Junior Subordinated Debt Securities. Further, if the Company so specifies with respect to the Junior Subordinated Debt Securities of a series, an owner of a beneficial interest in a Global Junior Subordinated Debt Security representing Junior Subordinated Debt Securities of such series may, on terms acceptable to the Company, the Junior Subordinated Indenture Trustee and the Depositary for such Global Junior Subordinated Debt Security, receive individual Junior Subordinated Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debt Security will be entitled to physical delivery of individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security equal in principal amount to such beneficial interest and to have such Junior Subordinated Debt Securities registered in its name. Individual Junior Subordinated Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.



Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Subordinated Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debt Securities, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the Person in whose name such Junior Subordinated Debt Securities are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debt Securities.


     Any moneys deposited with the Junior Subordinated Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Option to Extend Interest Payment Date
     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.


Redemption
     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. Junior Subordinated Debt Securities in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus Supplement, the redemption price for any Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Junior Subordinated Debt Security Tax Event (as defined below) in respect of a series of Junior Subordinated Debt Securities shall occur and be continuing, the Company may, at its option, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days of the occurrence of such Junior Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     "Junior Subordinated Debt Security Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture, there is more than an insubstantial risk that interest payable by the Company on such series of Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.


Restrictions on Certain Payments
     Unless otherwise specified in the applicable Prospectus Supplement, the Company will also covenant, as to each series of Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to any rights plan adopted by the Company, or any successor to any such rights plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debt Securities are held by a Liberty Financial Trust of a series of Related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


Modification of Junior Subordinated Indenture

     From time to time the Company and the Junior Subordinated Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects of inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Junior Subordinated Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debt Securities; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Junior Subordinated Debt Security Event of Default (as defined below) or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


     In addition, the Company and the Junior Subordinated Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.


Junior Subordinated Debt Security Events of Default
     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Junior Subordinated Debt Security Event of Default" with respect to such series of Junior Subordinated Debt Securities:

     (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities, when due (subject to the deferral of any due date in the case of an Extension Period); or

     (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption by declaration or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Junior Subordinated Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debt Securities; or

   (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Junior Subordinated Debt Security Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Subordinated Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Company is required to file annually with the Junior Subordinated Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     In case a Junior Subordinated Debt Security Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.


Enforcement of Certain Rights by Holders of Preferred Securities
     If a Junior Subordinated Debt Security Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the related Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issue may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the related Junior Subordinated Debt Securities.

     The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions
     The Junior Subordinated Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Junior Subordinated Debt Security Event of Default, and no event which, after notice or lapse of time or both, would become a Junior Subordinated Debt Security Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debt Securities, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee, and (iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

     The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.


Satisfaction and Discharge
     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Junior Subordinated Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.


Conversion or Exchange
     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.


Subordination

     In the Junior Subordinated Indenture, the Company has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) to the extent provided in the Junior Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.


     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) any liability for taxes, (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and (vi) any other debt securities issued pursuant to the Junior Subordinated Indenture.


     As discussed under "Description of the Senior Debt Securities--General," the Company is a non-operating holding company and substantially all of the operating assets of the Company are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including trade payable and lease obligations of the Company's subsidiaries, and liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Except as otherwise provided in the applicable Prospectus Supplement, there is no limit on the incurrence or issuance of other secured or unsecured debt by the Company or its subsidiaries. Holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.


     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Junior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.


Governing Law
     The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Indenture Trustee
     The Junior Subordinated Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Subordinated Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Subordinated Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


Corresponding Junior Subordinated Debt Securities
     The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Liberty Financial Trust's Preferred Securities, such Liberty Financial Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debt Securities issued by the Company to such Liberty Financial Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Liberty Financial Trust and will rank pari passu with all other series of Junior Subordinated Debt Securities. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Junior Subordinated Debt Security Events of Default described under "--Modification of Junior Subordinated Indenture" and "--Junior Subordinated Debt Security Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

     If a Special Event in respect of a Liberty Financial Trust of Related Preferred Securities shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture. The Redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Liberty Financial Trust is the holder of all the outstanding series of Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the Liberty Financial Trust to redeem the corresponding Trust Securities in accordance with their terms. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

     The Company will covenant in the Junior Subordinated Indenture as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the Liberty Financial Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of Liberty Financial Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Company will pay to such Liberty Financial Trust such Additional Sums. The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Liberty Financial Trust to which Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Liberty Financial Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of such Liberty Financial Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Liberty Financial Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                         DESCRIPTION OF CAPITAL STOCK


Voting Rights

     Liberty has insurance subsidiaries organized under the laws of the State of Rhode Island. Rhode Island law prohibits any person from directly or indirectly acquiring control of any domestic insurer unless such person has provided certain required information to the state insurance commission and such acquisition of control has been approved by the state's insurance commissioner. Under these insurance laws, any person acquiring 10% or more of the outstanding voting stock of a corporation is presumed to have acquired control of that corporation and its subsidiaries. Consequently, no person may acquire, directly or indirectly, 10% or more of the voting stock or voting power of the Company outstanding unless such person has provided such required information to the Rhode Island insurance commission and such acquisition is approved by the insurance commissioner of such state.

     The Company's Restated Articles of Organization (the "Restated Articles") provide that the holders of shares of the Company's Common Stock have a right to vote on all matters submitted to a vote of Liberty stockholders, except that no person or group other than Liberty Mutual, certain affiliates of Liberty Mutual, certain employee benefit plans established by Liberty or certain of its subsidiaries and other persons approved in advance by the Board of Directors of Liberty shall have the right to vote more than 20% of the combined voting power of Liberty's Voting Stock (as defined in the Restated Articles and below). Accordingly, assuming such 20% voting restriction does not apply, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. As of September 9, 1998, Liberty Mutual owned, indirectly, approximately 72.7% of the outstanding Common Stock.

     The provisions in the Restated Articles regarding the 20% voting restriction are designed to prevent a deemed assignment under the Advisers Act or the Investment Company Act of 1940, as amended ("Investment Company Act") of investment contracts that Liberty's subsidiaries have with their clients. The Advisers Act and the Investment Company Act define the term "assignment" to include any "direct or indirect transfer" of "a controlling block of the voting securities" of the issuer's outstanding voting securities. The Investment Company Act presumes that any person holding 25% of the voting stock of Liberty "controls" Liberty. The Restated Articles provide that a person or "group" (which includes affiliates and associates of a person, as defined in the Restated Articles) that owns (as defined in the Restated Articles) more than 20% of the voting shares of Liberty's issued and outstanding capital stock ("Voting Stock") shall have the right to vote not more than 20% of the outstanding shares of Voting Stock entitled to vote. The remaining shares of Voting Stock owned by such person or group ("Excludable Shares") shall have no voting rights and shall not be counted for quorum or stockholder approval purposes. These provisions do not apply to Liberty Mutual, affiliates of Liberty Mutual, direct or indirect subsidiaries of Liberty and certain employee plans established or to be established by Liberty or certain of its subsidiaries. The Board of Directors of Liberty may approve the exemption of other persons or groups from the provisions described above. The foregoing limitation is intended to have the effect of decreasing the chance of any assignment occurring for purposes of the Advisers Act and the Investment Company Act, including in connection with future issuances on sales of Common Stock. However, no assurances can be given that such an "assignment" will not occur under these or other circumstances.

     The 20% voting restriction may be viewed as having the effect of making more difficult or of discouraging, absent the support of Liberty Mutual, a proxy contest, a merger or other combination involving Liberty, a tender offer, an open-market purchase program or other purchase of Common Stock that could give Liberty stockholders an opportunity to realize a premium over the then-prevailing market price for their shares. However, given Liberty Mutual's ownership interest in the Company, this effect is not considered significant.



Other Provisions Pertaining to a Change in Control

     The Restated Articles and Restated By-Laws of Liberty (the "Restated By-Laws") also contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of Liberty and in the policies formulated by the Board. These provisions may serve to delay, defer or present a change in control of Liberty if the Board of Directors determines that such a change in control is not in the Company's best interests. These provisions, which are summarized below, could have the effect of discouraging certain attempts to acquire Liberty or remove incumbent management even if some or a majority of Liberty's stockholders deemed such an attempt to be in their best interest.

     Although the Company has elected to be exempt from the statutory staggered board provisions of Massachusetts General Laws, Chapter 156B ("Chapter 156B"), [sec]50A, the Restated Articles provide that, except for Liberty directors elected by holders of shares of any outstanding series of Preferred Stock (as defined below) having the right to elect directors, the Liberty directors shall be elected on a staggered basis. This means that Liberty's Board of Directors is divided into three classes whose members each serve for staggered three-year terms, with one class being elected each year.


     The Restated Articles and Restated By-Laws contain provisions concerning the removal of directors and the filling of vacancies. Directors may be removed only for cause (as defined in the Restated Articles) and only upon the affirmative vote of the holders of at least 67% of the outstanding shares of Voting Stock entitled to vote thereon, voting as a single class. The number of directors may be increased to a maximum of 30 or decreased to a minimum of three (but only to eliminate vacancies) by a majority of the directors. No decrease in the number of directors may reduce the term of any incumbent director. A majority of the remaining directors then in office are empowered to fill any vacancy on the Board of Directors.


     The Restated Articles and Restated By-Laws establish procedures with regard to the nomination of candidates for election as directors who have not been nominated by the Company's Board of Directors. In general, notice must be received by the Company not less than 60 days and no more than 90 days prior to the applicable stockholder meeting and must contain certain specified information concerning the persons to be nominated and the stockholder submitting the proposal. In addition, any such nomination of candidates for election as a director must be accompanied by a petition signed by at least 100 record holders of capital stock entitled to vote in the election of the Company's directors, representing in the aggregate at least 1% of the outstanding Liberty capital stock entitled to vote thereon. The Restated Articles and Restated By-Laws also establish procedures with regard to stockholder proposals for bringing business for consideration at stockholder meetings, which procedures apply to proposals that Liberty stockholders are entitled to make under applicable law. In general, notice must be received by the Company not less than 60 days and no more than 90 days prior to the applicable stockholder meeting and must contain certain specified information concerning the business desired to be brought before the meeting and the stockholder submitting the proposal. The Restated By-Laws provide that a special meeting of stockholders shall be called at the request of stockholders only upon the application of the holders of shares of Voting Stock representing at least 67% of the outstanding shares of Voting Stock entitled to vote generally in the election of directors.

     The Board of Directors is permitted pursuant to Massachusetts law and the Restated Articles to consider special factors when evaluating proposed tender or exchange offers or certain consolidations, mergers or other fundamental transactions. These special factors may include, but are not limited to, social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with Liberty, the communities in which the Company conducts its business, and its future prospects.


     The affirmative vote of stockholders representing a majority of the combined voting power of the outstanding shares of Voting Stock, voting as a single class, is required to amend certain provisions of the Restated Articles and Restated by-Laws, including the provisions discussed herein concerning the inability to vote certain shares of Voting Stock defined as Excludable Shares, the staggered term of the Board of Directors, the removal of directors, the filling of vacancies on the Board of Directors and increasing and decreasing the size of the Board of Directors, the regulation of stockholder nominations of candidates for election as directors and of stockholder proposals, and the special factors which may be considered by the Board of Directors in evaluating tender or exchange offers or certain mergers or fundamental transactions. In addition, the Restated Articles require the affirmative vote of stockholders representing a majority of the combined voting power of the outstanding shares of Voting Stock for adoption, amendment or repeal of the Restated By-laws by the stockholders.


Exculpation and Indemnification for Officers and Directors
     As permitted by Chapter 156B, the Restated Articles contain a provision which eliminates the personal liability of directors of the Company for monetary damages for breach of their fiduciary duty of care as a director. Under current Massachusetts law and the Restated Articles, liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B, or (iv) any transaction from which the director derived an improper personal benefit. The provision does not eliminate a stockholder's right to seek non-monetary remedies, such as an injunction or rescission, which are equitable, to redress action taken by directors. However, equitable remedies may not be available in all situations, and there may be instances in which no effective equitable remedy is available.


     The Restated Articles provide that the Company shall, to the maximum extent permitted from time to time under Massachusetts law, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, by reason of the fact that such person is or was a director, officer, employee or other agent of the Company and any person who at the request of Liberty is or was serving as a director, officer, employee or other agent of the Company and any person who at the request of Liberty is or was serving as a director, officer, employee or other agent of another organization, including service in any capacity with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigating, preparation to defend or defense of such action, suit, proceeding or claim. Such indemnification is not exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise.


     Currently applicable Massachusetts law provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Massachusetts law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Massachusetts law. Liberty Financial currently maintains such insurance.



Certain Other Massachusetts Law Provisions
     The Restated By-Laws include a provision that will exclude Liberty from the applicability of Chapter 110D of the Massachusetts General Laws, entitled "Regulation of Control Share Acquisitions." In general, Chapter 110D provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation may not vote such stock unless the stockholders of the corporation so authorize. Either the Board of Directors of Liberty Financial, by majority vote, or the stockholders by vote of stockholders representing a majority of the combined voting power of the outstanding shares of Voting Stock entitled to vote thereon, voting as a single class, may amend the Restated By-laws at any time to make the Company subject to this statute prospectively.

     The Restated By-Laws also include a provision that excludes Liberty from the applicability of Chapter 110F of the Massachusetts General Laws, entitled "Business combinations with Interested Shareholders." Chapter 110F prohibits Massachusetts corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless: (a) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, or (b) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time that he becomes an interested stockholder, or (c) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). Under Chapter 110F an "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of a corporation's voting stock. A "business combination" includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the stockholders. Under Chapter 110F, the stockholders of the Company may, by amendment to the Restated Articles or Restated By-Laws, provide that the provisions of Chapter 110F apply to the Company.

     Massachusetts law explicitly permits directors to adopt stockholder rights plans (so-called "poison pills"). At present, Liberty has no plans to adopt any such plan, but may do so in the future.

General Provisions Regarding Common Stock and Preferred Stock

     The authorized capital stock of Liberty consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of which 324,759 shares have been designated as Series A Convertible Preferred Stock. The Restated Articles and Restated By-Laws do not grant the holders of Common Stock any preemptive, subscription, redemption or conversion rights or the right to accumulate votes for the election of directors. Subject to prior dividend rights and preferences of holders of shares of Preferred Stock, if any, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Liberty from funds legally available therefor. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of the Company out of funds, legally available therefor, subject to any preferential dividend rights of then outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which Liberty may designate and issue in the future.

     Under the Restated Articles, the Board of Directors of the Company has the authority, subject to any limitations prescribed by law, without further action by or notice to the stockholders, to issue from time to time shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), liquidation preferences and the number of shares constituting any series or designation of such series. The ability of the Board of Directors to issue additional Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to remove current Liberty management, even if such removal may be in the stockholders' best interest, and may have the effect of delaying, deterring or preventing a change in control of Liberty, or of discouraging a third party from acquiring a majority of its outstanding voting stock. Other than the Preferred Stock described below issued in connection with the Company's acquisition of Colonial, there are no outstanding shares of Preferred Stock and the Company has no present plans to issue any of the Preferred Stock. Shares of Common Stock or Preferred Stock may be issued in connection with acquisitions by the Company.


     The Common Stock is listed on the New York Stock Exchange and the Boston Stock Exchange.


Summary of Terms of Series A Convertible Preferred Stock

     In connection with the Company's acquisition of The Colonial Group, Inc. ("Colonial"), the Company issued an aggregate of 328,209 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), of which 324,759 remained outstanding as of September 9, 1998. The Series A Preferred Stock has the following preferences, voting powers, qualifications, and special or relative rights and privileges (the following summary is qualified in its entirety by reference to the Certificate of Designation filed by the Company with the Massachusetts Secretary of State and included as an Exhibit to the Registration Statement of which this Prospectus is a part (the "Certificate")).


     Dividends. The face amount of each share of Series A Preferred Stock is $50.00. The holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of $2.875 per annum per share, payable in equal quarterly installments. Such dividends shall be cumulative from the date of original issue to and including the date provision for the payment of liquidation value, or redemption price, as the case may be, plus all then accrued and unpaid dividends, has been made whether or not such dividends are declared and whether or note there are profits, surplus or other funds of Liberty legally available for the payment of dividends. No dividends may be paid on the Common Stock and no Common Stock may be redeemed, repurchased, or otherwise acquired by the Company or any of its subsidiaries unless full cumulative dividends on the shares of Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof.

     Redemption. The shares of the Series A Preferred Stock are redeemable at the option of Liberty and at the price set forth in the Certificate by resolution of the Board of Directors, in whole or from time to time in part, at any time on or after March 24, 1998; provided, however, that prior to March 24, 2000 a condition to any such redemption shall be that the Trading Price (as defined in the Certificate) of the Common Stock shall have exceeded $39.47 (adjusted from time to time for any stock split, stock dividend, combination of shares, recapitalization or similar event pertaining to the Common Stock) for 20 Trading Days out of the 30 consecutive Trading Days immediately preceding the date notice of such Redemption is mailed by the Liberty.

     Pursuant to a Stockholder Agreement entered into in connection with the Colonial transaction, at any time during the first sixty days after March 24, 2000, the holder of any shares of Series A Preferred Stock subject to the Stockholders Agreement may elect to sell to Liberty Mutual, and Liberty Mutual shall be obligated to purchase, all, but not less than all, of the Series A Preferred Stock then owned by such stockholder at a price of $50 per share plus accrued but unpaid dividends on such shares through the date of purchase. Liberty Mutual may designate Liberty (without any further action or approval by Liberty), or any other person, as the purchaser of such shares, in which event such person shall be required to pay the full purchase price.

     Voting Rights. Each share of Series A Preferred Stock is entitled to such number of votes as equals the number of shares of Common Stock into which such share is then convertible. Except as otherwise provided in the Certificate, or by the Restated Articles, as amended from time to time, or by law, the shares of Series A Preferred Stock, the shares of Common Stock and any other shares of Preferred Stock at the time entitled to vote generally shall vote together as one class on all matters submitted to a vote of stockholders.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of its debts and other liabilities, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of Liberty, the amount of Fifty Dollars ($50.00) for each share of the Series A Preferred Stock held, plus an amount equal to all dividends accrued and unpaid on each such share up to and including the date fixed for distribution, before any distribution shall be made to the holders of shares of the Common Stock or before the Company shall redeem, repurchase or otherwise acquire any shares of Common Stock. After the payment of the full preferential amounts to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of Liberty.

     Conversion. Holders of shares of the Series A Preferred Stock have the right, exercisable at any time and from time to time to convert all or any such shares of the Series A Preferred Stock into shares of Common Stock at a rate of
1.58385 shares of Common Stock for each share of the Series A Preferred Stock so converted, subject to anti-dilution adjustment from time to time as described in detail in Section 6 of the Certificate.

     Limitations. The Certificate provides that, in addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately, create authorize or issue any class or series of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation prior to or on a parity with the Series A Preferred Stock; provided, however, that no such vote of the holders of the Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all of the then outstanding shares of the Series A Preferred Stock in accordance with the provisions of the Certificate.



Transfer Agent and Registrar
     The transfer agent and the registrar for the Common Stock is Boston EquiServe.

                       DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.


General
     The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.


Dividends and Other Distributions
     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

     In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.


Conversion and Exchange
     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.


Redemption of Depositary Shares
     If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all of the Depositary

Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.


Voting
     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as of the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.


Record Date
     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.


Amendment and Termination of the Deposit Agreement
     The form of Depositary Receipt and any provision of the Depositary Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.


Charges of Preferred Stock Depositary
     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.


Miscellaneous
     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS


General

     The Company may issue warrants (the "Warrants") to purchase Debt Securities, Preferred Stock (or Depositary Shares representing Preferred Stock) or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.


     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issue with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


        DESCRIPTION OF PREFERRED SECURITIES OF LIBERTY FINANCIAL TRUSTS


     Pursuant to the terms of the Trust Agreement for each Liberty Financial Trust, each Liberty Financial Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Liberty Financial Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Liberty Financial Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Liberty Financial Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.



General
     The Preferred Securities of a Liberty Financial Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Liberty Financial Trust except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of a Liberty Financial Trust's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Liberty Financial Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

Distributions
     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Subordinated Indenture Trustee (as defined herein) is closed for business.

     Each Liberty Financial Trust's Preferred Securities represent preferred beneficial interests in the applicable Liberty Financial Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Company has the right under the Junior Subordinated Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debt Securities, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debt Securities for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debt Securities. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Liberty Financial Trust which issues such Preferred Securities during any such Extension Period. During such Extension period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay an dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment or principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock or the Company, (b) payments under any Guarantee and (c) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees).

     The revenue of each Liberty Financial Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the Liberty Financial Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities-- Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Liberty Financial Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the company on a limited basis as set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Liberty Financial Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.


Redemption Or Exchange
     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Redemption." If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) in whole at any time or in part form time to time, subject to the conditions described under "Description of Junior Subordinated Debt Securities--Redemption," (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Junior Subordinated Debt Securities--Redemption," or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

     Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, the Company has the right to terminate the related Liberty Financial Trust and, after satisfaction of the liabilities of creditors of such Liberty Financial Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Liberty Financial Trust. If the Company does not elect either option described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debt Securities.

     Extension of Maturity of Corresponding Junior Subordinated Debt Securities. If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that the Company exercises its right to elect to terminate the related Liberty Financial Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Liberty Financial Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a Liberty Financial Trust on the outstanding Preferred Securities and Common Securities of the Liberty Financial Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Liberty Financial Trust has become subject as a result of a Tax Event.


     "Investment Company Event" means the receipt by the applicable Liberty Financial Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Liberty Financial Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in

1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Liberty Financial Trust.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Liberty Financial Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debt Securities are distributed. "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Tax Event" means the receipt by the applicable Liberty Financial Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Liberty Financial Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the applicable Liberty Financial Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Liberty Financial Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a Liberty Financial Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.


Redemption Procedures
     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Liberty Financial Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

     If Liberty Financial Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry

Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Liberty Financial Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Liberty Financial Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by an issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provision relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.


     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities
     Payment of Distributions on, and the Redemption Price of, each Liberty Financial Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of any of the Liberty Financial Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Liberty Financial Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Liberty Financial Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Liberty Financial Trust's Preferred Securities then due and payable.

     In the case of any Event of Default resulting from a Junior Subordinated Debt Security Event of Default, the Company as holder of such Liberty Financial Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Liberty Financial Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.



Liquidation Distribution Upon Dissolution
     Pursuant to each Trust Agreement, each Liberty Financial Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Liberty Financial Trust (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption of all of the Liberty Financial Trust's Trust Securities following a Special Event; (iv) redemption of all of the Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption," and (v) the entry of an order for the dissolution of the Liberty Financial Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii) or (v) above, the Liberty Financial Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Liberty Financial Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Liberty Financial Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Liberty Financial Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Liberty Financial Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Liberty Financial Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Liberty Financial Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early dissolution occurs as described in clause (v) above, the Corresponding Junior Subordinated Debt Securities may be subject to optional redemption in whole (but not in part).

Events of Default; Notice
     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Junior Subordinated Debt Security Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated Debt Securities--Junior Subordinated Debt Security Events of Default"); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) above), and continuation of such default or breach for a period of 60 days after there has been given by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Liberty Financial Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Liberty Financial Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Liberty Financial Trust as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.


Removal of Issuer Trustees
     Unless a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.


Co-Trustees and Separate Property Trustee
     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


Merger or Consolidation of Issuer Trustees
     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of the Liberty Financial Trusts

     Unless otherwise provided in the applicable Prospectus Supplement, a Liberty Financial Trust may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as described in "Liquidation Distribution Upon Dissolution." A Liberty Financial Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Liberty Financial Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance transfer of lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical in all material respects to that of the Liberty Financial Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Liberty Financial Trust experienced in such matters to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Liberty Financial Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Liberty Financial Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Liberty Financial Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.



Voting Rights; Amendment of Each Trust Agreement
     Except as provided below and under "Description of Guarantees-- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provision of such Trust Agreement to such extent as shall be necessary to ensure that the Liberty Financial Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Liberty Financial Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Liberty Financial Trust's status as a grantor trust for United States federal income tax purposes or the Liberty Financial Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.


     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive a past default that is waivable under
Section 513 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Liberty Financial Trust will not be classified as a corporation for United States federal income tax purposes on account of such action.


     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.


     No vote or consent of the holders of Preferred Securities will be required for a Liberty Financial Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities
     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the insurance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Trust Agreement governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.


     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.


Payment and Paying Agency
     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Liberty Financial Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.


Registrar and Transfer Agent
     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Liberty Financial Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Liberty Financial Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.


Information Concerning the Property Trustee
     The property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous
     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Liberty Financial Trusts in such a way that no Liberty Financial Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Liberty Financial Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Liberty Financial Trust may borrow money or issue debt or mortgage or pledge any of its assets.


                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Liberty Financial Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. State Street Bank and Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Liberty Financial Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Liberty Financial Trust's Preferred Securities.


General
     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Liberty Financial Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Liberty Financial Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Liberty Financial Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Liberty Financial Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Liberty Financial Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Liberty Financial Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Liberty Financial Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Liberty Financial Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Liberty Financial Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the Liberty Financial Trust, the Liberty Financial Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "--Status of the Guarantees." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses.

Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "Liberty Financial Companies Inc." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.


     The Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, and the Expense Agreement (as defined below), taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Liberty Financial Trust's obligations under the Preferred Securities. See "The Liberty Financial Trusts," "Description of Preferred Securities," and "Description of Junior Subordinated Debt Securities."



Status of the Guarantees
     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt.


     As discussed above under "Description of the Senior Debt Securities--General," the Company is a non-operating holding company and substantially all of the operating assets of the Company are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including trade payable and lease obligations by the Company's subsidiaries, and liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Except as otherwise provided in the applicable Prospectus Supplement, there is no limit on the incurrence or issuance of other secured or unsecured debt by the Company or its subsidiaries. Holders of Guarantees should look only to the assets of the Company for payments of interest and principal and premium, if any.

     Each Guarantee will rank pari passu with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Liberty Financial Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.



Amendments and Assignment
     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Events of Default
     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Liberty Financial Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the guarantee.


Information Concerning the Guarantee Trustee
     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Guarantees
     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Liberty Financial Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.


Governing Law
     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.


The Expense Agreement
     Pursuant to the Expense Agreement entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Liberty Financial Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Liberty Financial Trust, other than obligations of the Liberty Financial Trust to pay to the holders of any Preferred Securities or other similar interests in the Liberty Financial Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS


     The Company may issue stock purchase contracts (the "Stock Purchase Contracts"), representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) Preferred Securities of a Liberty Financial Trust, securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Unites or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.


     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.


                              BOOK-ENTRY ISSUANCE


     DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debt Securities, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debt Securities. The Preferred Securities and the Junior Subordinated Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Liberty Financial Trust and the Junior Subordinated Debt Securities, representing in the aggregate the total number of such Liberty Financial Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debt Securities, respectively, and will be deposited with DTC.


     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchase of Preferred Securities or Junior Subordinated Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debt Securities.

Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debt Securities, except in the event that use of the book-entry system for the Preferred Securities of such Liberty Financial Trust or Junior Subordinated Debt Securities is discontinued.


     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications buy DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debt Securities. If less than all of a Liberty Financial Trust's Preferred Securities or the Junior Subordinated Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debt Securities is limited to the holders of record of the Preferred Securities or Junior Subordinated Debt Securities, in those instances in which a vote is required, neither the DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debt Securities will be made by he relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Liberty Financial Trust thereof or the Company, subject to any statutory regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debt Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debt Security certificates representing such Preferred Securities or Junior Subordinated Debt Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Junior Subordinated Debt Security Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debt Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Liberty Financial Trusts and the Company believe to be accurate, but the Liberty Financial Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Liberty Financial Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
             THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES
                              AND THE GUARANTEES


Full and Unconditional Guarantee
     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Liberty Financial Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Liberty Financial Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such Liberty Financial Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Liberty Financial Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.


Sufficiency of Payments
     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of such Liberty Financial Trust except the Liberty Financial Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Liberty Financial Trust will not engage in any activity that is not consistent with the limited purposes of such Liberty Financial Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.


Enforcement Rights of Holders of Preferred Securities
     A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Liberty Financial Trust or any other person or entity.

     A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default.


Limited Purpose of Liberty Financial Trusts
     Each Liberty Financial Trust's Preferred Securities evidence a beneficial interest in such Liberty Financial Trust, and each Liberty Financial Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of a Preferred Securities is entitled to receive Distributions from such Liberty Financial Trust (or from the Company under the applicable Guarantee) if and to the extent such Liberty Financial Trust has funds available for the payment of such Distributions.



Rights Upon Dissolution
     Upon any voluntary or involuntary dissolution, winding-up or liquidation of any Liberty Financial Trust involving the liquidation of the Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Liberty Financial Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Liberty Financial Trust (other than the Liberty Financial Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

     The Company and/or any Liberty Financial Trust may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or a Liberty Financial Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Liberty Financial Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, the Company and/or the applicable Liberty Financial Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Liberty Financial Trust will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by the Company and/or the applicable Liberty Financial Trust and the sale thereof may be made by the Company and/or the applicable Liberty Financial Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Liberty Financial Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Liberty Financial Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Liberty Financial Trust to indemnification or contribution by the Company and/or the applicable Liberty Financial Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Liberty Financial Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from the Company and/or the applicable Liberty Financial Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed contracts accepted by the Company and/or the applicable Liberty Financial Trust.


                            VALIDITY OF SECURITIES


     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company and the Liberty Financial Trusts by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, counsel to the Company, and for the Liberty Financial Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Liberty Financial Trusts. Certain legal matters in connection with the Offered Securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Brown & Wood LLP, New York New York.



                                    EXPERTS

     The consolidated financial statements and schedules of Liberty Financial Companies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K at and for the two years ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1995 have been audited by KPMG Peat Marwick, LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

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


                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                             Subject to Completion
                Preliminary Prospectus dated September 30, 1998



PROSPECTUS SUPPLEMENT
---------------------



                            [LIBERTY FINANCIAL LOGO]



                                  $   ,000,000


                       LIBERTY FINANCIAL COMPANIES, INC.

                                 % Notes Due 2008

                                ----------------

     The notes will bear interest at the rate of   % per year.  Interest on the
notes is payable on             and         of each year, beginning on
        ,     . The notes will mature on          , 2008. The notes are not
redeemable prior to maturity and do not have the benefit of any sinking fund.

     The notes are unsecured and rank equally with all of our other unsecured senior indebtedness. The notes will be issued only in registered form in denominations of $1,000.




                                                           Per Note      Total
                                                          ----------   ---------
       Public Offering Price ..........................     $           $
       Underwriting Discount ..........................     $           $
       Proceeds, before expenses, to Liberty ..........     $           $



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We expect that the Notes will be ready for delivery in book-entry form
only through The Depository Trust Company on or about October   , 1998.

                               ----------------
Merrill Lynch & Co.
                     NationsBanc Montgomery Securities LLC
                                                            Salomon Smith Barney

                               ----------------

           The date of this prospectus supplement is          , 1998.



The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

   FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

Limitations on Offers or Solicitations

   Neither we nor any Underwriter intends this document to be an offer or solicitation:


   (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

   (B) if the person making such offer or solicitation is not qualified to do so; or


   (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.


                               TABLE OF CONTENTS



                                                                                            Page
                                                                                           -----
                                  Prospectus Supplement

Where You Can Find More Information ......................................................  S-3
Incorporation of Information We File with the SEC ........................................  S-3
Liberty Financial Companies, Inc. ........................................................  S-4
Selected Historical Consolidated Financial and Operating Data ............................  S-15
Capitalization ...........................................................................  S-17
Management's Discussion and Analysis of Results of Operations and Financial Condition ....  S-18
Use of Proceeds ..........................................................................  S-30
Description of the Notes .................................................................  S-30
Underwriting .............................................................................  S-32
Validity of the Notes ....................................................................  S-33

                                        Prospectus

Where You Can Find More Information ......................................................    3
Incorporation of Information We File with the SEC ........................................    3
Liberty Financial Companies, Inc. ........................................................    4
The Liberty Financial Trusts .............................................................    4
Use of Proceeds ..........................................................................    6
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
  and Preferred Stock Dividends ..........................................................    7
Description of the Senior Debt Securities ................................................    7
Description of the Junior Subordinated Debt Securities ...................................   14
Description of Capital Stock .............................................................   24
Description of Depositary Shares .........................................................   29
Description of Warrants ..................................................................   32
Description of Preferred Securities of Liberty Financial Trusts ..........................   32
Description of Guarantees ................................................................   43
Description of Stock Purchase Contracts and Stock Purchase Units .........................   46
Book-Entry Issuance ......................................................................   46
Relationship Among the Preferred Securities, the Corresponding Junior Subordinated
  Debt Securities and the Guarantees .....................................................   48
Plan of Distribution .....................................................................   50
Validity of Securities ...................................................................   51
Experts ..................................................................................   51

                      WHERE YOU CAN FIND MORE INFORMATION


     We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

     We have filed a registration statement on Form S-3 with the SEC covering the notes. For further information on Liberty and the notes, you should refer to our registration statement and its exhibits. This prospectus supplement and the attached prospectus summarize material provisions of contracts and other documents that we refer you to. Since the prospectus supplement and the attached prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.


               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     o incorporated documents are considered part of the prospectus,

     o we can disclose important information to you by referring you to those documents and

     o information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     o Annual Report on Form 10-K for the year ended December 31, 1997,

     o Portions of the Proxy Statement for the Company's Annual Meeting of Shareholders held on May 11, 1998 that have been incorporated into our Form 10-K,

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the

     o Current Report on Form 8-K dated September 30, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the notes offering:

     o Reports filed under Sections 13(a) and (c) of the Exchange Act,

     o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders meeting and

     o Any reports filed under Section 15(d) of the Exchange Act.

     Liberty's file number under the Exchange Act is 1-13654. You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:


     Investor Relations
     Liberty Financial Companies, Inc.
     600 Atlantic Avenue
     Boston, Massachusetts 02210-2214
     (617) 722-6000

                       LIBERTY FINANCIAL COMPANIES, INC.


     The Company is a leading asset accumulation and management company. The Company has two core product lines--retirement-oriented insurance products and investment management products. Retirement-oriented insurance products consist substantially of annuities. Investment management products consist of mutual funds, wealth management and institutional asset management. The Company sells its products through multiple distribution channels, including brokerage firms, banks and other depository institutions, financial planners and insurance agents, as well as directly to investors. The Company's net operating income (i.e., net income excluding net realized investment gains and losses, net of related income taxes) was $61.3 million for the six months ended June 30, 1998 and $112.4 million, $94.8 million and $76.5 million for the years ended December 31, 1997, 1996 and 1995, respectively. The following table sets forth the Company's assets under management as of June 30, 1998 and December 31, 1997, 1996 and 1995 (as discussed below under "--Recent Developments," the stock market and the value of the Company's fee-based assets under management declined since June 30, 1998):


                                                                           Assets Under Management
                                                                              As of December 31,
                                                                     ------------------------------------
                                                        As of
                                                    June 30, 1998       1997         1996         1995
                                                   ---------------   ----------   ----------   ----------
                                                                   (dollars in billions)
Retirement-oriented insurance products .........       $  13.1        $  12.8      $  12.1      $  10.6
Mutual funds ...................................          27.9           26.8         25.7         23.3
Wealth management ..............................           7.4            6.6          5.3          4.5
Institutional asset management .................           5.7            5.3          4.9          4.1
                                                       -------        -------      -------      -------
  Total ........................................       $  54.1        $  51.5      $  48.0      $  42.5
                                                       =======        =======      =======      =======



     Recent Developments. On August 13, 1998, Liberty entered into an agreement to acquire 100% of the capital stock of Soci-t- G-n-rale Asset Management Corp. ("SGAM"), a New York based investment firm with approximately $4.2 billion of assets under management as of August 31, 1998. Liberty has agreed to pay at the closing up to $205 million, consisting of $198 million in cash and $7 million of Liberty common stock. In addition, Liberty has agreed to pay up to an additional $11 million in deferred payments contingent upon the attainment of certain earnings objectives by SGAM. The acquisition, which is subject to certain closing conditions, is expected to be completed in late December 1998. The acquisition of SGAM is expected to add a new global investment strategy to Liberty's diversified product base. It is anticipated that SGAM will operate as a separate operating subsidiary of Liberty. The acquisition will be recorded using the purchase method of accounting, and accordingly, the operating results generated by SGAM after the closing will be included in Liberty's consolidated financial statements. A portion of the funding for this acquisition is expected to be financed from the net proceeds from the sale of fixed income securities,
including the   % Notes due 2008 (the "Notes") offered hereby. See "USE OF
PROCEEDS."

     On September 30, 1998, Liberty completed the acquisition of The Crabbe Huson Group, Inc. ("Crabbe Huson"), a Portland, Oregon based investment firm with approximately $3.3 billion of assets under management as of September 29, 1998. Liberty paid $90.4 million at closing, consisting of $81.4 million in cash and $9.0 million of Liberty common stock. In addition, Liberty has agreed to pay up to an additional $51.5 million over 5 years, contingent upon Crabbe Huson achieving certain earnings objectives. The acquisition will be recorded using the purchase method of accounting, and accordingly, the operating results generated by Crabbe Huson after the closing will be included in Liberty's consolidated financial statements starting October 1, 1998. In connection with the Crabbe Huson acquisition, the Company entered into a $100 million revolving credit facility with a commercial bank (the "Bridge Facility"). The Bridge Facility matures on March 30, 1999 and bears interest at a per annum rate equal to LIBOR plus twenty-five basis points. Liberty borrowed $90 million under the Bridge Facility to finance the acquisition of Crabbe Huson and expects to repay the $90 million of bridge financing from the net proceeds received by the sale of the Notes. See "USE OF PROCEEDS."

     The Company's product sales and asset levels are affected by certain economic and market factors, such as changes in interest rates and stock prices. These factors can influence, among other things, products sales and the value of assets under management. Fee income represents a substantial portion of the Company's revenues and is based on the value of fee-based assets under management. The stock market, and consequently the value of the Company's fee-based assets under management, have declined since June 30, 1998. As of August 31, 1998, the

Company's fee-based assets under management (excluding $2.1 billion of fee-based assets obtained in an acquisition on August 31, 1998) were approximately $37.8 billion, as compared to approximately $41.1 billion as of June 30, 1998 and $38.8 billion at December 31, 1997. Accordingly, the Company's fee income for the quarter ending September 30, 1998, and possibly for future periods, may be lower than its fee income for the quarter ended June 30, 1998. Adverse economic conditions and other factors, including a protracted or precipitous decline in stock market and other economic conditions that affect the demand for the Company's products and services, may have an adverse effect on the Company's results of operations and financial condition.

     Multiple Asset Accumulation Products. The Company sells a full range of retirement-oriented insurance products, grouped by whether they provide fixed, indexed or variable returns to policyholders. Substantially all of these products currently are annuities that are written by the Company's wholly-owned subsidiary, Keyport Life Insurance Company ("Keyport"), one of the country's leading annuity companies. Annuities include insurance products which provide a tax-deferred means of accumulating savings for retirement needs, as well as a tax-efficient source of income in the payout period. The Company's principal fixed annuity products are individual single premium deferred fixed annuities ("SPDAs"), which represented $8.3 billion of policyholder liabilities as of June 30, 1998. In addition to SPDAs, the Company also sells equity-indexed and variable annuities. Equity-indexed annuities are an innovative product first introduced to the marketplace by the Company when it began selling its KeyIndex[TM] product in 1995. The Company's equity-indexed annuities credit interest to the policyholder at a "participation rate" equal to a portion of the change in value of a specified equity index (in the case of the Company's equity-indexed products, the Standard & Poor's 500 Composite Stock Index ("S&P 500 Index")).* Under a variable annuity, the policyholder has the opportunity to select separate account investment options (consisting of underlying mutual funds) which pass the investment risk directly to the policyholder in return for the potential of higher returns. Variable annuities also include guaranteed fixed interest rate options.

     As of June 30, 1998 (and before giving effect to the acquisitions described under "--Recent Developments" above), the Company had four operating units engaged in investment management: The Colonial Group, Inc. ("Colonial"), Stein Roe & Farnham Incorporated ("Stein Roe"), Newport Pacific Management, Inc. ("Newport") and Liberty Asset Management Company ("LAMCO"). As of August 31, 1998, the Company sponsored 71 open-end mutual funds for those four operating units, as well as 7 closed-end funds. The open-end funds consist of 38 intermediary-distributed Colonial mutual funds, 19 direct-marketed Stein Roe funds and 14 other funds included among the investment options available under the Company's variable annuities. The closed-end funds consist of 5 Colonial funds and 2 LAMCO funds. Fifty-three of the Company's 71 open-end mutual funds are long-term funds (defined as open-end funds having at least a three-year performance record, excluding funds that invest solely in money market securities). Thirty-eight of those 53 funds (representing 85.4% of the total assets in those 53 funds as of August 31, 1998) were ranked by Lipper Analytical Services, Inc. ("Lipper") in the top two quartiles of their respective peer groups for the three-year period ended that date.

     Multiple Distribution Channels. The Company sells its products through multiple distribution channels. The Company distributes its products through all the major third party intermediary channels, including national and regional brokerage firms, banks and other depository institutions, financial planners and insurance agents. To capitalize on the importance of banks and other depository institutions as intermediaries for its products, the Company also operates its own distribution unit, Independent Financial Market Group, Inc. ("Independent"), which sells annuities and mutual funds through such entities. Certain of the Company's products also are sold directly to investors, including its mutual funds sold without a sales load, wealth management and institutional asset management products. The Company believes that it is one of the few asset accumulators with a significant presence in both the intermediary and direct channels. Total product sales for the six months ended June 30, 1998 and for the year ended December 31, 1997 were $4.7 billion and $7.5 billion, respectively (including $0.4 billion and $1.0 billion, respectively of reinvested dividends and similar reinvested returns). During the six months ended June 30, 1998 and during 1997, 53% and 59%, respectively, of sales were made through intermediary distributors, with the balance made directly to the investor.



----------------
* "S&P," "S&P 500" and "Standard & Poor's 500" are registered trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Keyport.

Business Strategy. The Company's business strategy has four interrelated elements:


o Diversification. The Company believes that the diversification in its products and distribution channels allows it to accumulate assets in different market cycles, thereby reducing earnings volatility. Within its two core product lines, the Company sells a range of products that serve individuals at different stages of their life and earnings cycle. This mix also is designed to include products that will be in demand under a variety of economic and market conditions. Similarly, the Company reaches customers through a variety of distribution channels. Diversification of distribution channels allows the Company to reach many segments of the marketplace and lessens its dependence on any one source of assets.


o Innovation. The Company believes that product and distribution innovations are essential in order to grow its asset base and meet the ever changing financial needs of its customers. The Company believes that it has an impressive track record in such innovations. For example, Newport created the first U.S.-based mutual fund to focus exclusively on the "Tiger" countries of Asia. The Stein Roe Young Investor[TM] Fund was the first mutual fund to be coupled with an educational program to teach young people about investing, while offering parents an excellent device to save for educational and other family needs.

o Integration. Liberty actively promotes integration of its operating units and believes that such efforts will enable it to accumulate additional assets by leveraging distribution capabilities and to reduce expenses by consolidating redundant back office functions. For example, upon the Company's acquisition of Newport in April, 1995, Colonial assumed the marketing, sales, service and administration of Newport's flagship Tiger Fund. The availability of the Newport Tiger Fund has facilitated new intermediary distribution relationships for Colonial. Stein Roe manages the majority of Keyport's general account assets and, together with Colonial and Newport, manages certain of the funds underlying Keyport's variable annuity products. Colonial's transfer agency operations perform these functions for the Stein Roe funds. Independent, the Company's bank distribution unit, was the largest distributor of Keyport's annuities and the second largest distributor of the Colonial funds in 1997 and for the six months ended June 30, 1998.

o Acquisitions. Where appropriate, the Company seeks acquisitions that provide additional assets, new or complementary investment management capabilities, distribution capabilities or other integration or diversification opportunities in its core product areas. Acquisitions are an integral part of Liberty Financial's business strategy. Stein Roe (acquired in 1986), Keyport (acquired in 1988), Colonial (acquired in 1995), Newport (acquired in 1995) and major components of the Company's bank distribution unit (including Independent, acquired in 1996) all joined Liberty by acquisition. The Company has also made asset acquisitions, including a coinsurance agreement with respect to a $954.0 million block of SPDAs entered into in August, 1996. Most recently, the Company completed the acquisition of Crabbe Huson; and expects to complete the acquisition of SGAM in late December 1998. See "--Recent Developments."

     The Company's business strategy is based on its belief that its products have attractive growth prospects due to important demographic and economic trends. These trends include the need for the aging baby boom generation to increase savings and investment, lower public confidence in the adequacy of government and employer-provided retirement benefits, longer life expectancies, and rising health care costs. The Company believes that its product mix and distribution strength are well-suited to exploit these demographic and economic trends and will help the Company maintain and enhance its position as a leading asset accumulation and management company.


Retirement-Oriented Insurance Products

     The Company sells a full range of retirement-oriented insurance products, grouped by whether they provide fixed, indexed or variable returns to policyholders. Substantially all of these products are annuities that are written by Keyport. Annuities offer a tax-deferred means of accumulating savings for retirement needs and provide a tax-efficient source of income in the payout period. The Company earns spread income from fixed and indexed annuities; variable annuities primarily produce fee income for the Company. The Company's primary financial objectives for its annuities business are to increase policyholder balances through new sales and asset retention and to earn acceptable investment spreads on its fixed and indexed return products.

   Products


     The Company's principal retirement-oriented insurance products are categorized as follows:


   o Fixed Annuities. The Company's principal fixed annuity products are SPDAs. A SPDA policyholder typically makes a single premium payment at the time of issuance. The Company obligates itself to credit interest to the policyholder's account at a rate that is guaranteed for an initial term (typically one year) and is reset annually thereafter, subject to a guaranteed minimum rate. Interest crediting continues until the policy is surrendered, upon policyholder death, or the policyholder turns age 90.


   o Equity-Indexed Annuities. Equity-indexed annuities are an innovative product first introduced to the marketplace in 1995 by the Company when it began selling its KeyIndex product. The Company's equity-indexed annuities credit interest to the policyholder at a "participation rate" equal to a portion (ranging for existing policies from 55% to 95%) of the change in value of a specified equity index. KeyIndex is currently offered for one, five and seven-year terms with interest earnings based on a percentage of the increase in the S&P 500 Index. With the five and seven-year terms, the interest earnings are based on the highest policy anniversary date value of the S&P 500 Index during the term. KeyIndex also provides a guarantee of principal at the end of the term. Thus, unlike a direct equity investment, even if the S&P 500 Index declines there is no market risk to the policyholder's principal. In late 1996, the Company introduced a market value adjusted ("MVA") annuity product, KeySelect, which offers a choice between an equity-indexed account similar to KeyIndex and a fixed annuity-type interest account. KeySelect offers terms for each fixed and equity-indexed account of one, three, five, six and seven years, as well as a ten-year term for the fixed interest account. KeySelect shifts some investment risk to the policyholder, since surrender of the policy before the end of the policy term will result in increased or decreased account values based on the change in rates of designated Treasury securities since the beginning of the term.


   o Variable Annuities. Variable annuities offer a selection of underlying investment alternatives which may satisfy a variety of policyholder risk/return objectives. Under a variable annuity, the policyholder has the opportunity to select separate account investment options (consisting of underlying mutual funds) which pass the investment risk directly to the policyholder in return for the potential of higher returns. Variable annuities also include guaranteed fixed interest options. The Company's Keyport Advisor variable annuity currently offers 18 separate account investment choices (substantially all of the assets of which are managed by the Company) and four guaranteed fixed-interest options.

     While the Company currently does not offer traditional life insurance products, it manages a closed block of single premium whole life insurance policies ("SPWLs"), a retirement-oriented tax-advantaged life insurance product. The Company discontinued sales of SPWLs in response to certain tax law changes in the 1980s. The Company had SPWL policyholder balances of $2.0 billion as of June 30, 1998.

     Under the Internal Revenue Code (the "Code"), returns credited on annuities and life insurance policies during the accumulation period (the period during which interest or other returns are credited) are not subject to federal or state income tax. Proceeds payable on death from a life insurance policy are also free from such taxes. At the maturity or payment date of an annuity policy, the policyholder is entitled to receive the original deposit plus accumulated returns. The policyholder may elect to take this amount in either a lump sum or an annuitized series of payments over time. The return component of such payments is taxed at the time of receipt as ordinary income at the recipient's then applicable tax rate. The demand for the Company's retirement-oriented insurance products could be adversely affected by changes in the tax law.

     The Company's mix of annuity products is designed to include products in demand under a variety of economic and market conditions. Sales of SPDAs, variable annuities and equity-indexed annuities tend to be sensitive to prevailing interest rates. Sales of SPDAs can be expected to increase and surrenders to decrease in interest rate environments when SPDA rates are higher than rates offered by competing conservative fixed return investments, such as bank certificates of deposit. SPDA sales can be expected to decline and surrenders to increase in interest rate environments when this differential in rates is not present (as has been the case during 1998). SPDA sales also can be adversely affected by low interest rates (as has been the case during 1998). The Company believes that the decline in the sale of the Company's SPDAs has resulted primarily from this type of low interest rate environment. Conversely, sales of variable annuities can be expected to increase and surrenders of such products to decrease in a rising equity market, low interest rate environment. Similarly sales of equity-indexed annuities can be expected to increase and surrenders to decrease in a rising equity market, low interest rate environment.

     The following table sets forth certain information regarding Keyport's retirement-oriented insurance products as of the dates indicated.




                                                                       December 31,
                                                             ---------------------------------

                                            June 30, 1998       1997        1996        1995
                                            -------------
                                                              (dollars in millions)
Policy and Separate Account Liabilities:
Fixed annuities ........................       $ 8,252        $ 8,417     $ 8,641     $ 7,772
Indexed annuities ......................         1,901          1,527         788          84
Variable annuities .....................         1,465          1,277       1,083         950
Life insurance .........................         2,121          2,129       2,142       2,168
                                               -------        -------     -------     -------
  Total ................................       $13,739        $13,350     $12,654     $10,974
                                               =======        =======     =======     =======



  Sales and Asset Retention


     Product sales are influenced primarily by overall market conditions impacting the attractiveness of the Company's retirement-oriented insurance products, and by product features including interest crediting and participation rates, and innovations and services that distinguish the Company's products from those of its competitors.


     The Company's insurance products include important features designed to promote both sales and asset retention, including crediting rates and, in most cases, surrender charges. Initial interest crediting and participation rates on fixed and indexed products significantly influence the sale of new policies. Resetting of rates on SPDAs impacts retention of SPDA assets, particularly on policies where surrender penalties have expired. At June 30, 1998, crediting rates on 93.0% of the Company's in force SPDA policy liabilities were subject to reset during the succeeding 12 months. In setting crediting and participation rates, the Company takes into account yield characteristics on its investment portfolio, surrender rate assumptions and competitive industry pricing. Interest crediting rates on the Company's SPDAs in force ranged from 4.30% to 8.25% at June 30, 1998. Such policies had guaranteed minimum rates ranging from 3.0% to 5.5% as of such date. Initial interest crediting rates on new policies issued in 1997 and on new policies issued in the six months ended June 30, 1998 ranged from 4.60% to 7.94% and from 4.45% to 8.25%, respectively. Guaranteed minimum rates on new policies issued ranged from 3.0% to 5.5% during 1997 and from 3.0% to 5.5% during the six months ended June 30, 1998.

     All of the Company's insurance products permit the policyholder at anytime to withdraw all or any part of the accumulated policy value. Premature termination of a policy results in the loss by the Company of anticipated future earnings related to the premium deposit and the accelerated recognition of the expenses related to policy acquisition (principally commissions), which otherwise are deferred and amortized over the life of the policy. Surrender charges provide a measure of protection against premature withdrawal of policy values. Substantially all of the Company's insurance products currently are issued with surrender charges or similar penalties. Such surrender charges for all policies, except KeyIndex, typically start at 7% of the policy premium and then decline to zero over a five- to seven-year period. KeyIndex imposes a penalty on surrender of up to 10% of the premium deposit for the life of the policy. At June 30, 1998, 82.1% of the Company's SPDAs remained in the surrender charge period. During the remaining six months of 1998, and during 1999 and 2000, policies having aggregate balances of $422.8 million, $1,132.9 million and $1,438.1 million, respectively, were scheduled as of June 30, 1998 to come off the surrender charge period. Surrender charges generally do not apply to withdrawals by policyholders of, depending on the policy, either up to 10% per year of the then accumulated value or the accumulated returns. In addition, certain policies may provide for charge-free withdrawals in certain circumstances and at certain times. All policies except for certain variable annuities also are subject to "free look" risk (the legal right of the policyholder to cancel the policy and receive back the initial premium deposit, without interest, for a period ranging from ten days to one year, depending upon the policy). To the extent a policyholder exercises the "free look" option, the Company may realize a loss as a result of any investment losses on the underlying assets during the free look period, as well as the commissions paid on the sale of the policy. While SPWLs also permit withdrawal, the withdrawal generally would produce significant adverse tax consequences to the policyholder.

     Keyport's financial ratings are important to its ability to accumulate and retain assets. Keyport is rated "A+" (superior) by A.M. Best, "AA" (excellent financial security) by S&P, "A2" (good) by Moody's and AA- (very high claims paying ability) by Duff & Phelps. "A+" is A.M. Best's second highest rating. Rating agencies periodically review the ratings they issue. In March 1998, S&P raised Keyport's rating from "AA-" to "AA." In September 1998, Moody's reduced Keyport's rating from "A1" to "A2." A.M. Best is scheduled to review Keyport's ratings in October 1998. These ratings are based upon information supplied to the rating agency by Keyport. These ratings reflect the opinion of the rating agency as to the relative financial strength of Keyport and Keyport's ability to meet its contractual obligations to its policyholders. Such ratings are not "market" ratings or recommendations to use or invest in Keyport or the Company and should not be relied upon when making a decision to invest in the Company or acquire the securities offered hereby. Many financial institutions and broker-dealers focus on the claims-paying ability rating of an insurer in determining whether to market the insurer's annuities. If any of Keyport's ratings were downgraded from their current levels or if the ratings of Keyport's competitors improved and Keyport's did not, sales of Keyport's products, the level of surrenders on existing policies and the Company's relationships with distributors could be materially adversely affected. No assurance can be given that Keyport will be able to maintain its financial ratings.

     Customer service also is essential to asset accumulation and retention. The Company believes Keyport has a reputation for excellent service to its distributors and its policyholders. Keyport has developed advanced technology systems for immediate response to customer inquiries, and rapid processing of policy issuances and commission payments (often at the point of sale). These systems also play an important role in controlling costs. Keyport's annualized operating expenses for 1997 were 0.40% and 0.43% for the six months ended June 30, 1998 of assets, which reflects Keyport's low cost operations.


  General Account Investments

     Premium deposits on fixed and indexed annuities are credited to the Company's general account investments (which at December 31, 1997 and June 30, 1998 totaled $13.5 billion and $13.8 billion, respectively). General account investments include cash and cash equivalents. To maintain its investment spreads at acceptable levels, the Company must earn returns on its general account sufficiently in excess of the fixed or indexed returns credited to policyholders. The key element of this investment process is asset/liability management. Successful asset/liability management requires both a quantitative assessment of overall policy liabilities (including maturities, surrenders and crediting of interest) and prudent investment of general account assets. The two most important tools in managing policy liabilities are setting crediting rates and establishing surrender periods. The investment process requires portfolio techniques that earn acceptable yields while effectively managing both interest rate risk and credit risk. The Company emphasizes a conservative approach to asset/liability management, which is oriented toward reducing downside risk in adverse markets, as opposed to maximizing spread in favorable markets. The approach is also designed to reduce earnings volatility. Various factors can impact the Company's investment spread, including changes in interest rates and other factors affecting the Company's general account investments.

     The bulk of the Company's general account investments are invested in fixed maturity securities (83.3% at December 31, 1997 and 81.8% at June 30,
1998). The Company's principal strategy for managing interest rate risk is to closely match the duration of its general account investment portfolio and its policyholder balances. At December 31, 1997 and June 30, 1998, the duration of its fixed maturity portfolio was approximately 2.9 and 3.0, respectively. The Company also employs hedging strategies to manage this risk, including interest rate swaps and caps. In the case of equity-indexed products, the Company purchases S&P 500 Index call options to hedge its obligations to provide participation rate returns. Credit risk is managed by careful credit analysis and monitoring. A portion of general account investments (7.9% at December 31, 1997 and 8.0% at June 30, 1998) are invested in below investment grade fixed maturity securities to enhance overall portfolio yield. Below investment grade securities pose greater risks than investment grade securities. The Company actively manages its below investment grade portfolio in an effort to optimize its risk/return profile. Stein Roe manages the majority ($7.8 billion at December 31, 1997 and $8.0 billion at June 30, 1998) of the Company's general account investments. In addition, several unaffiliated parties manage portions of its general account investments in order to obtain diversification of investment styles and asset classes.

     The Company's general account investments, all of which pertain to the Company's annuity insurance operations, were comprised of the following as of the dates indicated (in millions):



                                                                                  As of
                                                                              December 31,
                                                                     -------------------------------
                                                        As of
                                                    June 30, 1998         1997             1996
                                                   ---------------   --------------   --------------
   Fixed maturities available for sale .........     $  11,272.2      $  11,246.5      $  10,718.6
   Mortgage loans ..............................            57.7             60.7             67.0
   Policy loans ................................           574.0            554.7            532.8
   Other invested assets .......................           583.1            440.8            183.6
   Equity securities ...........................            67.7             40.8             35.9
                                                     -----------      -----------      -----------
   Investments .................................        12,554.7         12,343.5         11,537.9
   Cash and cash equivalents ...................         1,230.6          1,162.4            767.4
                                                     -----------      -----------      -----------
   General account investments .................     $  13,785.3      $  13,505.9      $  12,305.3
                                                     ===========      ===========      ===========



     As of June 30, 1998, the Company owned approximately $3.5 billion of mortgage-backed securities (25.2% of its general account investments), 96.6% of which were investment grade. Mortgage-backed securities are subject to significant prepayment and extension risks, since the underlying mortgages may be repaid more or less rapidly than scheduled.

     As of June 30, 1998, approximately $3.5 billion (25.3% of the Company's general account investments) were invested in securities which were sold without registration under the Securities Act and were not freely tradeable under the Securities Act or which were otherwise illiquid. These securities may be resold pursuant to an exemption from registration under the Securities Act. If the Company sought to sell such securities, it might be unable to do so at the then current carrying values and might have to dispose of such securities over extended periods of time at uncertain levels.



Investment Management


     Liberty has three types of investment management products: mutual funds, wealth management, and institutional asset management. As of June 30, 1998, the Company had four separate operating units engaged in investment management:
Colonial, Stein Roe, Newport and LAMCO. See "The Liberty Financial Companies, Inc.--Recent Developments." The Company's primary financial objectives with respect to its investment management businesses are to increase assets under management in each of its three core products, and to improve operating margins through increasing scale and cost savings produced by integration.


     Products and Services


   o Mutual Funds. As of June 30, 1998, the Company sponsored 71 open-end mutual funds, as well as 7 closed-end funds. The open-end funds include the 38 intermediary-distributed Colonial mutual funds, 19 direct-marketed Stein Roe funds and 14 other funds included among the investment options available under the Company's variable annuities. The closed-end funds include 5 Colonial funds and 2 LAMCO funds. At June 30, 1998 total mutual fund assets were $27.9 billion. At June 30, 1998 51.8% of these assets were invested in equity funds, 25.6% in taxable fixed income funds and 22.6% in tax-exempt fixed income funds. The Company seeks to increase equity mutual fund assets, which generally carry higher fees than funds that invest in fixed income securities.

   o Wealth Management. At June 30, 1998, the Company managed $7.4 billion in investment portfolios for high net worth individuals and families and smaller institutional investors, all of which are managed by Stein Roe.

   o Institutional Asset Management. At June 30, 1998, the Company managed $5.7 billion of investment portfolios for institutional investors such as insurance companies, public and private retirement funds, endowments, foundations and other institutions. Most of these assets are managed by Stein Roe. Stein Roe also manages the majority of Keyport's general account assets supporting Keyport's insurance products. See "--Retirement-Oriented Insurance Products--General Account Investments."

     The Company's investment management business focuses on managing the investments of each client's portfolios in accordance with the client's investment objectives and policies. The Company also provides related administrative and support services to clients, such as portfolio pricing, accounting and reporting. Investment management fees and related administrative and support fees generally are charged as a percentage of assets under management. Client accounts are managed pursuant to a written agreement which, with limited exceptions, is terminable at any time upon relatively short notice (typically 30-60 days).


     In the case of mutual fund clients, all services provided by the Company are subject to the supervision of the fund's Board of Trustees. Additional administrative services provided to mutual funds include provision of office space, other facilities and personnel, marketing and distribution services, and transfer agency and other shareholder support services. Investment management fees paid by a mutual fund must be approved annually by the fund's Board of Trustees, including a majority of the independent Trustees. Any increases in such fees also must be approved by fund shareholders. Most of the Company's mutual fund assets are held in open-end funds. Shareholders of open-end funds generally can redeem their shares on any business day.


     The Company's direct-market mutual funds are sold without a sales load. The Company's intermediary- distributed mutual funds generally offer investors a choice of three pricing options: (1) a traditional front-end load option, in which the investor pays a sales charge at the time of purchase; (2) a contingent deferred sales charge, in which the investor pays no sales charge at the time of purchase, but is subject to an asset-based sales charge paid by the fund generally for eight years after purchase and a declining contingent deferred sales charge paid by the investor if shares are redeemed generally within six years after purchase; and (3) a level-load option, in which the investor pays a small initial sales charge, and is subject to an on-going asset-based sales charge paid by the fund and a small contingent deferred sales charge paid by the investor if shares are redeemed within one year after purchase. Colonial is currently a party to a revolving credit facility with certain lenders, pursuant to which such lenders have agreed to lend up to $60 million to Colonial to finance the sale of shares of the mutual funds sponsored by Colonial which have contingent deferred sales charges.

     The following tables present certain information regarding the Company's assets under management as of or for the six month period ended June 30, 1998 and as of or for each year in the three-year period ended December 31, 1997. Such information includes Keyport's assets (including its general account investments managed by Stein Roe, as well as loans to policyholders and Keyport's general account investments managed by unaffiliated investment managers). In addition, certain information is provided separately for mutual fund assets. Such information does not reflect the Crabbe Huson and SGAM acquisitions, each of which closed or is expected to close after June 30, 1998. The stock market, and consequently the value of the Company's fee-based assets under management declined since June 30, 1998. See "--Recent Developments" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS AND FINANCIAL CONDITIONS."




                                                              Total Assets Under Management(1)
                                                   ------------------------------------------------------
                                                                              As of December 31,
                                                                     ------------------------------------
                                                        As of
                                                    June 30, 1998       1997         1996         1995
                                                   ---------------   ----------   ----------   ----------
                                                                   (dollars in billions)
Mutual funds:
 Intermediary-distributed ......................       $  16.6        $  16.1      $  16.1      $  15.7
 Direct-marketed ...............................           7.5            7.2          6.6          4.8
 Closed-end ....................................           2.4            2.2          1.9          1.8
 Variable annuity ..............................           1.4            1.3          1.1          1.0
                                                       -------        -------      -------      -------
  Total mutual funds ...........................          27.9           26.8         25.7         23.3
Wealth Management ..............................           7.4            6.6          5.3          4.5
Institutional asset management .................           5.7            5.3          4.9          4.1
Retirement-oriented insurance products .........          13.1           12.8         12.1         10.6
                                                       -------        -------      -------      -------
Total ..........................................       $  54.1        $  51.5      $  48.0      $  42.5
                                                       =======        =======      =======      =======
Fee-based assets:
 Equity ........................................       $  19.9        $  18.2      $  16.1      $  11.4
 Fixed-income ..................................          21.1           20.5         19.8         20.5
                                                       -------        -------      -------      -------
  Total fee-based assets .......................          41.0           38.7         35.9         31.9
Retirement-oriented insurance products .........          13.1           12.8         12.1         10.6
                                                       -------        -------      -------      -------
Total ..........................................       $  54.1        $  51.5      $  48.0      $  42.5
                                                       =======        =======      =======      =======
Equity funds ...................................       $  14.5        $  13.3      $  12.1      $   8.6
Fixed-income funds:
 Taxable .......................................           7.1            7.0          7.0          7.4
 Tax-exempt ....................................           6.3            6.5          6.6          7.3
                                                       -------        -------      -------      -------
Total ..........................................       $  27.9        $  26.8      $  25.7      $  23.3
                                                       =======        =======      =======      =======
Assets under management--beginning .............       $  51.5        $  48.0      $  42.5      $  25.6
Sales and reinvestments ........................           4.7            7.5          8.6          5.8
Redemptions and withdrawals ....................         ( 4.0)         ( 7.8)       ( 6.9)       ( 9.4)
Asset acquisitions .............................            --             --          1.2         14.9
Net insurance cash flows .......................           0.4            0.7          0.7          0.6
Market appreciation ............................           1.5            3.1          1.9          5.0
                                                       -------        -------      -------      -------
Assets under management--ending ................       $  54.1        $  51.5      $  48.0      $  42.5
                                                       =======        =======      =======      =======



------------
(1) Balanced funds are classified as equity funds; all categories include cash and other short-term investments in applicable portfolios.

     Sales and Asset Retention

     The Company believes that the most important factors in accumulating and retaining investment management assets are investment performance, customer service and brand name recognition. Strong investment performance is crucial to asset accumulation and retention, regardless of the product or distribution channel. Performance is particularly important for mutual funds, whether intermediary-distributed or direct-marketed. Fifty-three of the Company's 71 open-end mutual funds were long-term funds as of August 31, 1998 (defined as open-end funds having at least a three-year performance record, excluding funds that invest solely in money market securities). Thirty-eight of those 53 funds (representing 85.4% of the total assets in those 53 funds as of Auust 31, 1998) were ranked by Lipper in the top two quartiles of their respective peer groups for the three-year period ended that date. The Company believes that over time, more sophisticated tools, such as those employed by consultants to institutional investors, will become available to consumers for analyzing mutual fund performance and risk. The Company's investment performance must remain competitive for the Company to maintain assets under management and to grow investment management product sales and assets.

     The Company believes that, in light of the proliferation of mutual funds and investment managers, strong brand name recognition in relevant distribution channels is essential to asset accumulation and retention, particularly with respect to mutual funds. The Company believes that the Colonial name carries strong brand name recognition among brokers and other intermediaries selling mutual funds, and that the Stein Roe name carries similar recognition in the direct sales channel. Similarly, the Company believes that Stein Roe has a franchise presence in the wealth management market and that Newport is a recognized leader in investments in the Asian markets.


     Sales of mutual funds and other investment management products are subject to market forces, such as changes in interest rates and stock market performance. Changes in the financial markets, including significant increases or decreases in interest rates or stock prices, can increase or decrease fund sales and redemptions, as well as the values of assets in such portfolios, all of which impact investment management fees. The competitiveness of the Company's investment management products (both in terms of new sales and asset retention) also is dependent on the relative attractiveness of their underlying investment philosophies and methods under prevailing market conditions. The present market reflects both low interest rates and a decline in the securities markets since June 30, 1998.



Distribution

     Liberty sells its products through multiple distribution channels. Total product sales for the six months ended June 30, 1998 and for the year ended December 31, 1997 were $4.7 billion and $7.5 billion, respectively (including $0.4 billion and $1.0 billion, respectively, of reinvested dividends and similar reinvested returns). During the six months ended June 30, 1998 and during 1997 53% and 59%, respectively, of these sales were made through intermediary distributors, with the balance made directly to the investor.


     Distribution Through Intermediaries

     The Company sells both annuities and mutual funds through various intermediaries, including national and regional brokerage firms, banks and other depository institutions, financial planners and insurance agents. The Company's annuities and mutual funds are most often sold to middle and upper-middle class investors and savers. Many of these individuals seek the help of an investment professional in selecting investment and retirement income and savings products. In each of these intermediary channels, the Company provides products, as well as promotional materials and other support services.

     Reflecting its diversification strategy, the Company maintains distribution relationships with several different types of intermediaries. Intermediary-distributed mutual funds and annuities historically have been distributed through brokerage firms and insurance agents. Banks and financial planners also have become significant distributors of these products.

     The Company employs wholesalers and other sales professionals to promote sales of its intermediary-distributed products. These representatives meet with intermediaries' sales forces to educate them on matters such as product objectives, features, performance records and other key selling points. The Company also produces marketing material designed to help intermediaries sell the Company's products, and provides after-sale support to both the intermediaries and their customers. The degree and mix of these services vary with the requirements of the particular intermediary.

     The Company was a pioneer in selling through banks, both in terms of helping banks develop marketing programs and in establishing wholesaling relationships with banks. The Company operates a sales unit, Independent, that sells mutual funds and annuities through banks. The Company acquired Independent in March, 1996. Since the acquisition, the Company has consolidated its prior bank sales unit, the Liberty Financial Bank Group, with Independent. These businesses design and implement programs that sell annuities and mutual funds through their client banks, license and train sales personnel, and provide related financial services and administrative support. Program structures and the degree of the Company's involvement vary widely depending upon the particular needs of each bank. Products sold include the Company's proprietary products, as well as non-proprietary products (including in some cases the bank's proprietary mutual funds).


     The proliferation of competing products and the market presence of certain large competitors requires the Company to compete to establish and maintain distribution relationships and to maintain "shelf space" with distributors. Many of the larger distributors have begun to reduce the number of companies for whom they distribute. Product features, relative performance, pricing and support services to distributors and their customers are important factors in competing for distribution relationships. Some distributors assess fee sharing payments or similar charges as additional compensation for fund sales. The Company can be confronted with the choice of absorbing these charges or limiting its access to certain distributors. An interruption in the Company's continuing relationship with certain of these distributors could materially adversely affect the Company's ability to sell its products. There can be no assurance that the Company would be able to find alternative sources of distribution in a timely manner.


     The sales practices and support needs of the Company's distributors are constantly evolving. The Company must respond to these changes in order to maintain and grow its intermediary distribution relationships. Pricing structures in these channels, particularly with respect to mutual funds, have expanded in recent years from one-time up-front sales loads to additional options that shift investors' payments over time and move somewhat toward fee-based pricing. The Company's intermediary-distributed mutual funds now are sold with alternate pricing structures. Intermediaries also increasingly demand that product providers supply new value-added services.


     Direct Distribution


     The Company's direct-marketed mutual funds, as well as its wealth management and institutional asset management services, are sold directly to investors. The Company's direct-marketed mutual funds are purchased predominantly by middle and upper-middle class investors and savers who choose to select their own funds and who wish to avoid paying sales loads and similar fees. Wealth management clients typically are high net worth individuals and families. Institutional asset management clients typically are larger institutional investors managed by in-house professional staffs that select and oversee asset managers, often with the advice of third party consultants.


     In each of the direct sales markets served by the Company, investment performance is essential to generating sales and retaining customers. Mutual fund sales also require robust marketing campaigns using print, radio and television advertising and direct mail that highlight performance and other selling points. The Company believes that certain technology-based customer service and support tools it is developing, including on-line account access and interactive illustrative investment tools, can become important devices in accumulating and retaining assets in the direct distribution channels. Stein Roe's reputation as a high quality asset manager is the most important factor in generating new wealth and institutional asset management clients. Active management of the client relationship, including frequent personal contacts, is necessary to retain these clients.


     So-called "mutual fund supermarkets," such as Charles Schwab & Co., Inc.'s OneSource[TM], have become an important source of customers for direct-marketed mutual funds. During the six months ended June 30, 1998 and during 1997, 39% and 38%, respectively, of the total new sales of the Stein Roe mutual funds were through mutual fund supermarkets and similar arrangements. To access these marketplaces, the Company pays the supermarket sponsor a fee based upon a percentage of mutual fund assets held by supermarket customers in return for certain services provided by the supermarket sponsor, such as omnibus shareholder accounting. Financial planners and similar unaffiliated advisors sometimes serve as sources of referrals for wealth management clients, in some cases in return for referral fees or other compensation.

Industry Segment Information


     Liberty conducts its business in two industry segments: annuity insurance and asset management. Annuity insurance operations relate primarily to the Company's fixed, indexed and variable annuities and its closed-block of SPWLs. Asset management operations relate to its mutual funds, wealth management and institutional asset management products. For information on these industry segments, see Note 12 of Notes to the Consolidated Financial Statements of the Company contained in the 1997 Form 10-K.


         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA


     The following selected consolidated financial data as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 have been derived from the Company's Consolidated Financial Statements, which have been audited by the Company's independent auditors. The balance sheet data as of June 30, 1998 and 1997 and the income statement data for the six months ended June 30, 1998 and 1997 have been derived from unaudited financial statements of the Company which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the unaudited interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full year or for any future period. The data presented below includes data for acquired entities from and after the applicable acquisition date (the most significant being Colonial, which was acquired on March 24, 1995). The data presented does not include data from Crabbe Huson, SGAM or Progress, each of which was acquired or is expected to be acquired after June 30, 1998. The data presented should be read in conjunction with the financial statements of the Company and the notes thereto contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION."




                                    As of or for the
                                       Six Months
                                          Ended                               As of or for the
                                        June 30,                           Year Ended December 31,
                                 ----------------------- -----------------------------------------------------------
                                     1998        1997        1997        1996        1995        1994        1993
                                 ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                       (unaudited)                  (in millions, except per share data)
Income Statement Data:
Investment income .............. $ 409.7     $ 420.2     $ 853.1     $ 796.4     $ 761.8     $ 695.1     $ 675.3
Interest credited to
 policyholders ................. (282.3)     (294.5)     (594.1)     (572.7)     (555.8)     (481.9)     (504.2)
                                 -------     -------     -------     -------     -------     -------     -------
Investment spread ..............  127.4       125.7       259.0       223.7       206.0       213.2       171.1
                                 -------     -------     -------     -------     -------     -------     -------
Net realized investment
 gains (losses) ................   (0.2)       16.0        25.9         8.0        (4.0)       (8.2)       11.4
                                 -------     -------     -------     -------     -------     -------     -------
Fee income:
 Investment advisory and
  administrative fees ..........  116.1       105.7       217.9       196.4       155.8        95.9        98.9
 Distribution and service
 fees ..........................   25.8        24.0        49.2        44.9        28.9          --          --
 Transfer agency fees ..........   24.7        23.3        47.7        43.9        30.8         4.0         5.4
 Surrender charges and net
  commissions ..................   18.0        17.5        36.1        34.7        23.4        20.0        22.9
 Separate account fees .........   10.1         8.0        17.1        16.0        13.2        12.5         8.0
                                 -------     -------     -------     -------     -------     -------     -------
  Total fee income .............  194.7       178.5       368.0       335.9       252.1       132.4       135.2
                                 -------     -------     -------     -------     -------     -------     -------

                                      As of or for the
                                         Six Months
                                            Ended                                     As of or for the
                                          June 30,                                 Year Ended December 31,
                                 --------------------------- -------------------------------------------------------------------
                                      1998          1997          1997          1996          1995         1994         1993
                                 ------------- ------------- ------------- ------------- ------------- ------------ ------------
                                         (unaudited)                        (in millions, except per share data)
Expenses:
 Operating expenses(1)..........  $   (160.0)   $   (151.4)   $   (309.7)   $   (277.9)   $   (225.1)   $  (174.9)   $  (178.9)
 Amortization of deferred
   policy acquisition costs            (37.3)        (35.7)        (75.9)        (60.2)        (58.5)       (52.2)       (41.0)
 Amortization of deferred
   distribution costs ..........       (18.1)        (16.9)        (34.2)        (33.9)        (18.8)          --           --
 Amortization of value of
   insurance in force ..........        (2.7)         (5.1)        (10.5)        (10.2)         (9.5)       (17.0)       (22.4)
 Amortization of intangible
   assets ......................        (7.1)         (6.5)        (13.5)        (15.4)        (12.2)        (5.8)       (15.0)
 Interest expense, net .........        (7.8)         (8.9)        (17.0)        (19.7)        (16.2)        (4.2)          --
                                  ----------    ----------    ----------    ----------    ----------    ---------    ---------
  Total expenses ...............      (233.0)       (224.5)       (460.8)       (417.3)       (340.3)      (254.1)      (257.3)
Pretax income ..................        88.9          95.7         192.1         150.3         113.8         83.3         60.4
Income tax expense .............       (27.7)        (30.7)        (62.6)        (49.6)        (39.9)       (32.5)       (29.1)
                                  ----------    ----------    ----------    ----------    ----------    ---------    ---------
Net income .....................  $     61.2    $     65.0    $    129.5    $    100.7    $     73.9    $    50.8    $    31.3
                                  ==========    ==========    ==========    ==========    ==========    =========    =========
Per Share Data:
 Net income--basic .............  $     1.35    $     1.49    $     2.94    $     2.36    $     1.85    $    1.49    $    0.91
 Net income--assuming
   dilution ....................        1.29          1.40          2.77          2.24          1.76         1.43         0.88
 Dividends on common
   stock(2).....................        0.20          0.20          0.40          0.40          0.30           --           --
 Dividends on convertible
   preferred stock .............        1.44          1.44          2.88          2.88          2.21           --           --
 Book value ....................       27.83         25.62         26.82         24.42         23.03        18.25        18.67
Other Operating Data:
 Net operating income(3)........  $     61.3    $     54.5    $    112.4    $     94.8    $     76.5    $    56.2    $    23.9
 Net realized investment
   gains (losses), net of
   taxes .......................        (0.1)         10.5          17.1           5.9          (2.6)        (5.4)         7.4
                                  ----------    ----------    ----------    ----------    ----------    ---------    ---------
  Net income ...................  $     61.2    $     65.0    $    129.5    $    100.7    $     73.9    $    50.8    $    31.3
                                  ==========    ==========    ==========    ==========    ==========    =========    =========
Balance Sheet Data:
 Total investments ............. $  12,554.7   $  12,032.6    $ 12,343.5    $ 11,537.9    $ 10,144.7    $ 8,590.2    $ 8,411.7
 Intangible assets .............       199.1         201.6         199.0         205.4         192.3         29.3         35.2
 Total assets ..................    16,405.0      15,429.4      15,851.6      14,427.7      12,749.4     10,968.8     10,324.6
 Notes payable to affiliates           229.0         229.0         229.0         229.0         229.0         75.0            --
 Series A redeemable
 convertible preferred stock            14.9          14.2          14.6          13.8          13.0            --           --
 Stockholders' equity ..........     1,266.7       1,118.8       1,198.9       1,051.4         956.4        624.7        638.8
 Shares of common stock
   outstanding .................        45.5          43.7          44.7          43.1          41.5         34.2         34.2


----------------
(1) In 1993, the Company recognized a $22.1 million option plan compensation charge, which primarily reflected a revision in the benefit plan formula from an earnings-based formula to one based upon 104% of book value.

(2) The amount for 1995 does not include a non-cash dividend of $30.0 million paid to an affiliate of Liberty Mutual. See Note 5 of Notes to the Consolidated Financial Statements.


(3) Net operating income is defined as net income, excluding net realized investment gains and losses, net of related income taxes.

                                CAPITALIZATION


     The following table sets forth the consolidated capitalization of Liberty and its subsidiaries as of June 30, 1998 and as adjusted to give effect to the consummation of the offering of the Notes. See "USE OF PROCEEDS." The following data should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto which are incorporated herein by reference.




                                                                                  June 30, 1998
                                                                          ------------------------------
                                                                             Actual       As Adjusted(1)
                                                                          ------------   ---------------
                                                                                  (in millions)
   Short-term debt ....................................................    $    28.5        $   28.5
                                                                           ---------        --------
   Long-term debt:
      % promissory notes due          , 2008 ..........................           --
    8.0% promissory note due April 3, 2008 ............................         99.0              --
    8.0% promissory note due March 31, 2000 ...........................         30.0              --
    8.5% promissory notes due March 24, 2005 ..........................        100.0           100.0
                                                                           ---------        --------
    Total long-term debt ..............................................        229.0
                                                                           ---------        --------
   Stockholders' equity:
    Series A redeemable convertible preferred stock, par value
      $.01; authorized, issued and outstanding 325,959 shares .........         14.9            14.9
    Common stock, par value $.01; authorized 100,000,000
      shares, issued and outstanding 45,514,360 shares ................          0.5             0.5
    Additional paid-in capital ........................................        882.7           882.7
    Accumulated other comprehensive income ............................         85.5            85.5
    Retained earnings .................................................        302.8           302.8
    Unearned compensation .............................................     (    4.8)        (   4.8)
                                                                           ---------        --------
      Total stockholders' equity ......................................      1,281.6         1,281.6
                                                                           ---------        --------
      Total capitalization ............................................    $ 1,539.1        $
                                                                           =========        ========



----------------
(1) The Company obtained bridge financing of $90 million on September 29, 1998 to cover the acquisition costs and expenses payable at the closing of Crabbe Huson on September 30, 1998. The Company expects to utilize a portion of the proceeds from the sale of Notes to repay the $90 million bridge financing. See "USE OF PROCEEDS."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION


     The foregoing discussion is subject to and should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto which are incorporated herein by reference.



Results of Operations

     Comparison of Six Months Ended June 30, 1998 and 1997

     Net Income was $29.7 million or $0.63 per share for the quarter ended June 30, 1998 compared to $30.0 million or $0.65 per share for the quarter ended June 30, 1997. For the first six months of 1998, net income was $61.2 million or $1.29 per share compared to $65.0 million or $1.40 per share for the first six months of 1997. These decreases resulted largely from net realized investment losses in 1998 compared to net realized investment gains in 1997 and higher operating expenses. Partially offsetting these items were higher fee income and lower interest expense, net and income tax expense.

     Pretax Income was $43.5 million for the quarter ended June 30, 1998 compared to $43.9 million for the quarter ended June 30, 1997. For the first six months of 1998, pretax income was $88.9 million compared to $95.7 million for the first six months of 1997. These decreases resulted largely from net realized investment losses in 1998 compared to net realized investment gains in 1997 and higher operating expenses. Partially offsetting these items were higher fee income and lower interest expense, net.

     Investment Spread is the amount by which investment income earned on the Company's investments exceeds interest credited on policyholder balances. Investment spread was $62.1 million for the quarter ended June 30, 1998 compared to $65.0 million for the quarter ended June 30, 1997. The amount by which the average yield on investments exceeds the average interest credited rate on policyholder balances is the investment spread percentage. The investment spread percentage for the quarter ended June 30, 1998 was 1.76% compared to 1.98% for the quarter ended June 30, 1997. For the first six months of 1998, investment spread was $127.4 million compared to $125.7 million for the first six months of 1997. The investment spread percentage was 1.82% for the first six months of 1998 compared to 1.95% for the first six months of 1997.

     Investment income was $202.3 million for the quarter ended June 30, 1998 compared to $212.2 million for the quarter ended June 30, 1997. The decrease of $9.9 million in 1998 compared to 1997 primarily relates to an $18.5 million decrease resulting from a lower average investment yield, partially offset by an $8.6 million increase as a result of the higher level of average invested assets. The 1998 investment income was net of $17.9 million of S&P 500 Index call option amortization expense related to the Company's equity-indexed annuities compared to $9.8 million in 1997. The average investment yield was 6.37% for the quarter ended June 30, 1998 compared to 6.97% for the quarter ended June 30, 1997. For the first six months of 1998, investment income was $409.7 million compared to $420.2 million for the first six months of 1997. The decrease of $10.5 million in 1998 compared to 1997 primarily relates to a $28.8 million decrease resulting from a lower average investment yield, partially offset by an $18.3 million increase as a result of the higher level of average invested assets. The 1998 investment income was net of $35.2 million of S&P 500 Index call option amortization expense related to the Company's equity-indexed annuities compared to $17.6 million in 1997. The average investment yield was 6.48% for the first six months of 1998 compared to 6.96% for the first six months of 1997.

     Interest credited to policyholders totaled $140.2 million for the quarter ended June 30, 1998 compared to $147.2 million for the quarter ended June 30, 1997. The decrease of $7.0 million in 1998 compared to 1997 primarily relates to an $11.1 million decrease resulting from a lower average interest credited rate, partially offset by a $4.1 million increase as a result of a higher level of average policyholder balances. Policyholder balances averaged $12.2 billion (including $10.4 billion of fixed products, consisting of fixed annuities and the closed block of single premium whole life insurance, and $1.8 billion of equity-indexed annuities) for the quarter ended June 30, 1998 compared to $11.8 billion (including $10.7 billion of fixed products and $1.1 billion of equity-indexed annuities) for the quarter ended June 30, 1997. The average interest credited rate was 4.61% (5.31% on fixed products and 0.85% on equity-indexed annuities) for the quarter ended June 30, 1998 compared to 4.99% (5.42% on fixed products and 0.85% on equity-indexed annuities) for the quarter ended June 30, 1997. Keyport's equity-indexed annuities credit interest to the policyholder at a "participation rate" equal to a portion (ranging for existing policies from 55% to 95%) of the change in value of the S&P 500 Index. Keyport's equity-indexed annuities also provide a full guarantee of principal if held to term, plus interest at 0.85% annually. For each of the periods presented, the interest credited to equity-indexed policyholders related to the participation rate was offset by investment income recognized on the S&P 500 Index call options resulting in a 0.85% net credited rate. For the first six months of 1998, interest credited to policyholders totaled $282.3 million compared to $294.5 million for the first six months of 1997. The decrease of $12.2 million in 1998 compared to 1997 primarily relates to a $21.0 million decrease resulting from a lower average interest credited rate, partially offset by an $8.8 million increase as a result of a higher level of average policyholder balances. Policyholder balances averaged $12.1 billion (including $10.4 billion of fixed products, consisting of fixed annuities and the closed block of single premium whole life insurance, and $1.7 billion of equity-indexed annuities) for the first six months of 1998 compared to $11.7 billion (including $10.8 billion of fixed products and $0.9 billion of equity-indexed annuities) for the first six months of 1997. The average interest credited rate was 4.66% (5.31% on fixed products and 0.85% on equity-indexed annuities) for the first six months of 1998 compared to 5.01% (5.39% on fixed products and 0.85% on equity-indexed annuities) for the first six months of 1997.


     Average Investments in the Company's general account (computed without giving effect to Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities"), including a portion of the Company's cash and cash equivalents, were $12.7 billion for the quarter ended June 30, 1998 compared to $12.2 billion for the quarter ended June 30, 1997. For the first six months of 1998, such average investments were $12.7 billion compared to $12.1 billion for the first six months of 1997. These increases primarily relate to net insurance cash flows for the twelve months ended June 30, 1998.


     Net Realized Investment Gains (Losses) were $(2.4) million for the quarter ended June 30, 1998 compared to $3.1 million for the quarter ended June 30, 1997. For the first six months of 1998, net realized investment gains (losses) were $(0.2) million compared to $16.0 million for the first six months of 1997. Sales of fixed maturity investments generally are made to maximize total return. The net realized investment losses in 1998 included losses on the sales of fixed maturity investments of $1.7 million largely offset by gains on sales of general corporate securities of $1.5 million. The net realized investment gains in 1997 included gains on the sales of fixed maturity investments of $8.1 million and gains on redemption of seed money investments in separate account mutual funds sponsored by the Company of $7.4 million. In addition, there were $0.5 million in gains related to sales of general corporate securities.

     Investment Advisory and Administrative Fees are based on the market value of assets managed for mutual funds, wealth management and institutional investors. Investment advisory and administrative fees were $59.3 million for the quarter ended June 30, 1998 compared to $52.6 million for the quarter ended June 30, 1997. For the first six months of 1998, investment advisory and administrative fees were $116.1 million compared to $105.7 million for the first six months of 1997. These increases during 1998 compared to 1997 primarily reflect a higher level of average fee-based assets under management.

     Average fee-based assets under management were $40.7 billion for the quarter ended June 30, 1998 compared to $36.1 billion for the quarter ended June 30, 1997. For the first six months of 1998, average fee-based assets were $40.0 billion compared to $36.1 billion for the first six months of 1997. These increases during 1998 compared to 1997 resulted from both market appreciation and net sales for the twelve months ended June 30, 1998. Investment advisory and administrative fees were 0.58% of average fee-based assets under management for the quarters ended June 30, 1998 and 1997. For the first six months of 1998 and 1997, such percentages were 0.58% and 0.59%, respectively.


     The amount of fee-based assets under management is affected by product sales and redemptions and by changes in the market values of such assets under management. Fee-based assets under management and changes in such assets are set forth in the tables below (in billions).

     The Company's product sales and asset levels are affected by certain economic and market factors, such as changes in interest rates and stock prices. These factors can influence, among other things, products sales and the value of assets under management. Fee income represents a substantial portion of the Company's revenues and is based on the value of fee-based assets under management. The stock market, and consequently the value of the Company's fee-based assets under management, have declined since June 30, 1998. As of August 31, 1998, the Company's fee-based assets under management (excluding $2.1 billion obtained in an acquisition on August 31, 1998) were approximately $37.8 billion, as compared to approximately $41.1 billion as of June 30, 1998 and $38.8 billion at December 31, 1997. Accordingly, the Company's fee income for the quarter ending September 30, 1998, and possibly for future periods, may be lower than its fee income for the quarter ended June 30, 1998. Adverse economic conditions and other factors, including a protracted or precipitous decline in stock market and other economic conditions that affect the demand for the Company's products and services, may have an adverse effect on the Company's results of operations and financial condition.

                       Fee-Based Assets Under Management



                                                               As of June 30
                                                          -----------------------
                                                             1998         1997
                                                          ----------   ----------
   Mutual Funds:
    Intermediary-distributed ..........................    $  16.6      $  16.3
    Direct-market .....................................        7.5          6.9
    Closed-end ........................................        2.4          2.1
    Variable annuity ..................................        1.4          1.2
                                                           -------      -------
                                                              27.9         26.5
   Wealth Management ..................................        7.4          6.0
   Institutional ......................................        5.7          5.0
                                                           -------      -------
     Total fee-based assets under management* .........    $  41.0      $  37.5
                                                           =======      =======



* As of June 30, 1998 and 1997, Keyport's insurance assets of $13.1 billion and $12.5 billion, respectively, bring total assets under management to $54.1 billion and $50.0 billion, respectively.


                  Changes in Fee-Based Assets Under Management



                                                    Three Months Ended         Six Months Ended
                                                          June 30                   June 30
                                                  -----------------------   -----------------------
                                                     1998         1997         1998         1997
                                                  ----------   ----------   ----------   ----------
Fee-based assets under management--
 beginning ....................................    $  40.8      $  34.8      $  38.7      $  35.9
Sales and reinvestments .......................        2.2          1.4          4.1          3.2
Redemptions and withdrawals ...................       (1.4)        (1.4)        (3.1)        (3.4)
Market appreciation (depreciation) ............       (0.6)         2.7          1.3          1.8
                                                   -------      -------      -------      -------
Fee-based assets under management--ending .....    $  41.0      $  37.5      $  41.0      $  37.5
                                                   =======      =======      =======      =======


     Distribution and Service Fees are based on the market value of the Company's intermediary-distributed mutual funds. Distribution fees of 0.75% are earned on the average assets attributable to such funds sold with contingent deferred sales charges, and service fees of 0.25% (net of amounts passed on to selling brokers) are generally earned on the total of such average mutual fund assets. These fees totaled $13.2 million for the quarter ended June 30, 1998 compared to $11.9 million for the quarter ended June 30, 1997. For the first six months of 1998, distribution and service fees were $25.8 million compared to $24.0 million for the first six months of 1997. These increases during 1998 compared to 1997 were primarily attributable to the higher asset levels of mutual funds with contingent deferred sales charges. As a percentage of weighted average assets, distribution and service fees were approximately 0.71% and 0.70% for the quarters ended June 30, 1998 and 1997, respectively. For the first six months of 1998 and 1997, such percentages were 0.72% and 0.70%, respectively.

     Transfer Agency Fees are based on the market value of assets managed in the Company's intermediary-distributed and direct-marketed mutual funds. Such fees were $12.5 million on average assets of $25.5 billion for the quarter ended June 30, 1998 and $11.5 million on average assets of $23.5 billion for the quarter ended June 30, 1997. For the first six months of 1998, transfer agency fees were $24.7 million on average assets of $25.2 billion and $23.3 million on average assets of $23.7 billion for the first six months of 1997. As a percentage of total average mutual fund assets under management, transfer agency fees were approximately 0.20% for the quarters ended June 30, 1998 and 1997. For the first six months of 1998 and 1997, such percentages were also 0.20%.

     Surrender Charges and Net Commissions are revenues earned on: (a) the early withdrawal of annuity policyholder balances and redemptions of the intermediary-distributed mutual funds which were sold with contingent deferred sales charges; (b) the distribution of the Company's intermediary-distributed mutual funds (net of the substantial portion of such commissions that is passed on to the selling brokers); and (c) the sales of non-proprietary products in the Company's bank marketing businesses (net of commissions that are paid to the Company's client banks and brokers). Total surrender charges and net commissions were $9.6 million for the quarter ended June 30, 1998 compared to $9.0 million for the quarter ended June 30, 1997. For the first six months of 1998, total surrender charges and net commissions were $18.0 million compared to $17.5 million for the first six months of 1997.

     Surrender charges on fixed, equity-indexed and variable annuity withdrawals generally are assessed at declining rates applied to policyholder withdrawals during the first five to seven years of the contract; contingent deferred sales charges on mutual fund redemptions are assessed at declining rates on amounts redeemed generally during the first six years. Such charges totaled $6.5 million for the quarter ended June 30, 1998 and $5.3 million for the quarter ended June 30, 1997. For the first six months of 1998, surrender charges were $11.8 million compared to $10.1 million for the first six months of 1997. Total annuity withdrawals represented 14.7% and 10.9% of the total average annuity policyholder and separate account balances for the quarters ended June 30, 1998 and 1997, respectively. For the first six months of 1998 and 1997, the corresponding percentages were 14.4% and 11.0%, respectively. Net commissions were $3.1 million for the quarter ended June 30, 1998 and $3.7 million for the quarter ended June 30, 1997. For the first six months of 1998, net commissions were $6.2 million compared to $7.4 million for the first six months of 1997.

     Separate Account Fees are primarily mortality and expense charges earned on variable annuity and variable life policyholder balances. These fees, which are based on the market values of the assets in separate accounts supporting the contracts were $5.4 million for the quarter ended June 30, 1998 compared to $4.1 million for the quarter ended June 30, 1997. For the first six months of 1998, separate account fees were $10.1 million compared to $8.0 million for the first six months of 1997. Such fees represented 1.51% and 1.50% of average variable annuity and variable life separate account balances for the quarters ended June 30, 1998 and 1997, respectively. For the first six months of 1998 and 1997, such percentages were 1.47% and 1.52%, respectively.

     Operating Expenses primarily represent compensation, marketing, and other general and administrative expenses. These expenses were $80.1 million for the quarter ended June 30, 1998 compared to $75.6 million for the quarter ended June 30, 1997. For the first six months of 1998, operating expenses were $160.0 million compared to $151.4 million for the first six months of 1997. These increases during 1998 compared to 1997 were primarily due to increases in compensation and marketing expenses. Operating expenses expressed as a percent of average total assets under management were 0.60% for the quarter ended June 30, 1998 compared to 0.63% for the quarter ended June 30, 1997. For the first six months of 1998 and 1997, such percentages were 0.61% and 0.63%, respectively.

     Amortization of Deferred Policy Acquisition Costs relates to the costs of acquiring new business which vary with, and are primarily related to, the production of new annuity business. Such costs include commissions, costs of policy issuance and underwriting and selling expenses. Amortization was $18.3 million for the quarter ended June 30, 1998 compared to $19.4 million for the quarter ended June 30, 1997. For the first six months of 1998, amortization of deferred policy acquisition costs was $37.3 million compared to $35.7 million for the first six months of 1997. The increase during 1998 compared to 1997 was primarily related to the increase in investment spread from the growth of business in force associated with fixed and indexed products and the increased sales of variable annuity products. Amortization expense represented 29.5% and 29.8% of investment spread for the quarters ended June 30, 1998 and 1997, respectively. For the first six months of 1998 and 1997, the corresponding percentages were 29.3% and 28.4%, respectively.

     Amortization of Deferred Distribution Costs relates to the deferred sales commissions acquired in connection with the Colonial acquisition and the distribution of mutual fund shares sold with contingent deferred sales charges. Amortization was $9.1 million for the quarter ended June 30, 1998 compared to $8.7 million for the quarter ended June 30, 1997. For the first six months of 1998, amortization of deferred distribution costs was $18.1 million compared to $16.9 million for the first six months of 1997. These increases during 1998 compared to 1997 were primarily attributable to the continuing sales of such fund shares during 1998 and 1997.

     Amortization of Value of Insurance in Force relates to the actuarially-determined present value of projected future gross profits from policies in force at the date of acquisition. Amortization totaled $1.2 million for the quarter ended June 30, 1998 compared to $1.9 million for the quarter ended June 30, 1997. For the first six months of 1998, amortization of value of insurance in force was $2.7 million compared to $5.1 million for the first six months of 1997. These decreases during 1998 compared to 1997 were primarily due to reduced amortization related to a change in mortality assumptions.

     Amortization of Intangible Assets relates to goodwill and certain identifiable intangible assets arising from business combinations accounted for as purchases. Amortization was $3.6 million for the quarter ended June 30,

1998 compared to $3.3 million for the quarter ended June 30, 1997. For the first six months of 1998, amortization of intangible assets was $7.1 million compared to $6.5 million for the first six months of 1997.

     Interest Expense, Net was $3.9 million for the quarter ended June 30, 1998 compared to $4.4 million for the quarter ended June 30, 1997. For the first six months of 1998, interest expense, net was $7.8 million compared to $8.9 million for the first six months of 1997. These decreases during 1998 compared to 1997 were due to lower interest expense related to Colonial's credit facility which is utilized to finance the sale of shares of mutual funds which have contingent deferred sales charges and to higher interest income which is netted against interest expense.

     Income Tax Expense was $13.8 million or 31.7% of pretax income for the quarter ended June 30, 1998 compared to $13.9 million, or 31.7% of pretax income for the quarter ended June 30, 1997. For the first six months of 1998, income tax expense was $27.7 million or 31.2% of pretax income compared to $30.7 million, or 32.1% of pretax income for the first six months of 1997.

     Comparison of Years Ended December 31, 1997, 1996 and 1995

     Net Income was $129.5 million or $2.77 per share in 1997 compared to $100.7 million or $2.24 per share in 1996 and $73.9 million or $1.76 per share in 1995. The increase in 1997 compared to 1996 resulted from higher investment spread, higher fee income, higher net realized investment gains and lower interest expense, net. Partially offsetting these items were increased operating expenses, amortization expense and income tax expense. The increase in 1996 compared to 1995 resulted from higher investment spread, higher fee income and net realized investment gains in 1996 compared to net realized investment losses in 1995. Partially offsetting these items were increased operating expenses, amortization expense, interest expense, net and income tax expense. The full-period consolidation of the 1995 Colonial and Newport acquisitions resulted in an $8.9 million increase in 1996 net income compared to 1995.

     Pretax Income was $192.1 million in 1997 compared to $150.3 million in 1996 and $113.8 million in 1995. The higher pretax income in 1997 compared to 1996 resulted from higher investment spread, higher fee income, higher net realized investment gains and lower interest expense, net. Partially offsetting these items were increased operating expenses and amortization expense. The higher pretax income in 1996 compared to 1995 resulted from higher investment spread, higher fee income and net realized investment gains in 1996 compared to net investment losses in 1995. The full-period consolidation of the 1995 Colonial and Newport acquisitions resulted in an $11.9 million increase in 1996 pretax income compared to 1995. Partially offsetting these items were increased operating expenses, amortization expense and interest expense, net.

     Investment Spread is the amount by which investment income earned on the Company's investments exceeds interest credited on policyholder balances. Investment spread was $259.0 million in 1997 compared to $223.7 million in 1996 and $206.0 million in 1995. The amount by which the average yield on investments exceeds the average interest credited rate on policyholder balances is the investment spread percentage. Such investment spread percentage in 1997 was 1.96% compared to 1.89% for 1996 and 1.90% for 1995.

     Investment income was $853.10 million in 1997 compared to $796.4 million in 1996 and $761.8 million in 1995. The increase of $56.7 million in 1997 compared to 1996 primarily relates to an $86.2 million increase as a result of the higher level of average invested assets, partially offset by a $29.5 million decrease resulting from a lower average investment yield. The 1997 investment income was net of $47.6 million of S&P 500 Index call option amortization expense related to the Company's equity-indexed annuities compared to $14.0 million in 1996. The average investment yield was 6.95% in 1997 compared to 7.21% in 1996. Investment income increased in 1996 compared to 1995 primarily as a result of the higher level of average invested assets, partially offset by a decrease in the average investment yield. The average investment yield was 7.21% in 1996 compared to 7.57% in 1995.

     Interest credit to policyholders totaled $594.10 million in 1997 compared to $572.7 million in 1996 and $555.8 million in 1995. The increase of $21.4 million in 1997 compared to 1996 primarily relates to a $56.4 million increase as a result of a higher level of average policyholder balances, partially offset by a $35.0 million decrease resulting from a lower average interest credited rate. Policyholder balances averaged $11.9 billion (including $10.8 billion of fixed products, consisting of fixed annuities and the closed block of single premium whole life insurance, and $1.1 billion of equity-indexed annuities) in 1997 compared to $10.8 billion (including $10.4 billion of fixed products and $0.4 billion of equity-indexed annuities) in 1996. The average interest credited rate was 4.99% (5.45% on fixed products and 0.85% on equity-indexed annuities) in 1997 compared to 5.32% (5.50% on fixed products and 0.85%
on equity-indexed annuities) in 1996. Keyport's equity-indexed annuities credit interest to the policyholder at a "participation rate" equal to a portion (ranging for existing policies from 60% to 95%) of the change in value of the S&P 500 index. Keyport's equity-indexed annuities also provide a full guarantee of principal if held to term, plus interest at 0.85% annually. For each of the periods presented the interest credited to equity-indexed policyholders related to the participation rate was offset by investment income recognized on the S&P 500 Index call options resulting in a 0.85% net credited rate. Interest credited to policyholders increased in 1996 compared to 1995 primarily as a result of a higher level of average policyholder balances, partially offset by a decrease in the average interest credited rate. Policyholder balances average $10.8 billion in 1996 compared to $9.8 billion in 1995. The average interest credited rate was 5.67% in 1995.

     Average investments in the company's general account (computed without giving effect to SFAS 115), including a portion of the Company's cash and cash equivalents, were $12.3 billion in 1997 compared to $11.0 billion in 1996 and $10.1 billion in 1995. The increase of $1.3 billion in 1997 compared to 1996 was primarily due to a 100 percent coinsurance agreement with respect to a $954.0 million block of single premium deferred annuities ("SODAS") entered into with Fidelity & Guaranty Life Insurance Company ("F&G Life") during the third quarter of 1996 and net insurance cash flows of $0.7 billion. The increase of $0.9 billion in 1996 compared to 1995 was primarily due to the F&G Life transaction and net insurance cash flows of $0.7 billion.

     Net Realized Investment Gains were $25.9 million in 1997 compared to $8.0 million in 1996 and net realized investment losses of $4.0 million in 1995. Sales of fixed maturity investments generally are made to maximize total return. The net realized investment gains in 1997 included gains on the sales of fixed maturity investments of $16.8 million and gains on redemption of seed money investments in separate account mutual funds sponsored by the Company of $7.9 million. In addition, there were $1.2 million in gains related to sales of general corporate securities in the Company's asset management and corporate operations. The net realized investment gains in 1996 were primarily attributable to sales of fixed maturity investments and sales of investments received in the F&G Life transaction. The net realized investment losses in 1995 were attributable to sales of fixed maturity investments.

     Investment Advisory and Administrative Fees are based on the market value of assets managed for mutual funds, wealth management and institutional investors. Investment advisory and administrative fees were $217.9 million in 1997 compared to $196.4 million in 1996 and $155.8 million in 1995. The increase in 1996 compared to 1996 primarily reflects a higher level of average fee-based assets under management. The increase in 1996 compared to 1995 primarily reflects a higher level of average fee-based assets under management due to the full year consolidation of Colonial and Newport.

     Average fee-based assets under management were $37.2 billion in 1997 compared to $33.9 billion in 1996 and $27.2 billion in 1995. The increase during 1997 compared to 1996 was primarily due to market appreciation. The increase during 1996 compared to 1995 was primarily due to the full year inclusion of the assets acquired in the Colonial and Newport acquisitions, net mutual fund sales and market appreciation. Investment advisory and administrative fees were 0.59% of average fee-based assets under management in 1997, 0.58% in 1996 and 0.57% in 1995. These increases in the effective fee rate in 1997 and 1995 were primarily due to the increased proportion of higher average fee-based mutual fund assets under management.


     The amount of fee-based assets under management is affected by product sale sand redemptions and by changes in the market value of such assets under management. Fee-based assets under management and changes in such assets are set forth in the tables below (in billions).

                       Fee-Based Assets Under Management


                                                                 As of December 31
                                                        ------------------------------------
                                                           1997         1996         1995
                                                        ----------   ----------   ----------
   Mutual Funds:
    Intermediary-distributed ........................    $  16.1      $  16.1      $  15.7
    Direct-marketed .................................        7.2          6.6          4.8
    Closed-end ......................................        2.2          1.9          1.8
    Variable annuity ................................        1.3          1.1          1.0
                                                         -------      -------      -------
                                                            26.8         25.7         23.3
   Wealth management ................................        6.6          5.3          4.5
   Institutional ....................................        5.3          4.9          4.1
                                                         -------      -------      -------
   Total fee-based assets under management* .........    $  38.7      $  35.9      $  31.9
                                                         =======      =======      =======

* As of December 31, 1997, 1996 and 1995, Keyport's insurance assets of $12.8 billion, $12.1 billion and $10.6 billion, respectively, bring total assets under management to $51.5 billion, $48.0 billion and $42.5 billion, respectively.


                 Changes in Fee-Based Assets Under Management


                                                                   Year Ended December 31
                                                            ------------------------------------
                                                               1997         1996         1995
                                                            ----------   ----------   ----------
   Fee-based assets under management--beginning .........    $  35.9      $  31.9      $  16.3
   Sales and reinvestments ..............................        6.6          7.5          4.8
   Redemptions and withdrawals ..........................       (6.6)        (5.7)        (8.5)
   Acquisitions .........................................         --          0.3         14.9
   Market appreciation ..................................        2.8          1.9          4.4
                                                             -------      -------      -------
   Fee-based assets under management--ending ............    $  38.7      $  35.9      $  31.9
                                                             =======      =======      =======

     Distribution and Service Fees are based on the market value of the Company's intermediary-distributed mutual funds. Distribution fees of 0.75% are generally earned on the average assets attributable to such funds sold with contingent deferred sales charges and service fees of 0.25% (net of amounts passed on to selling brokers) are generally earned on the total of such average mutual fund assets. These fees totaled $49.2 million in 1997 compared to $44.9 million in 1996 and $28.9 million in 1995. These increases in 1997 and 1996 were primarily attributable to the higher asset levels of mutual funds with contingent deferred sales charges. As a percentage of weighted average assets, distribution and serve fees were approximately 0.71% in 1997 and 0.69% in each of 1996 and 1995.

     Transfer Agency Fees are based on the market value of the assets managed in the Company's intermediary-distributed and direct-marketed mutual funds. Such fees were $47.7 million on average assets of $24.1 billion in 1997, $43.9 million on average assets of $22.6 billing in 1996 and $30.8 million on average assets of $17.4 billion in 1995. These increases in 1997 and 1996 were primarily due to higher average assets in direct-marketed mutual funds. As a percentage of total average mutual fund assets under management, transfer agency fees were approximately 0.20%, 0.19% and 0.18% in 1997, 1996 and 1995, respectively.

     Surrender Charges and Net Commissions are revenues earned on: a) the early withdrawal of annuity policyholder balances and redemptions of the intermediary-distributed mutual funds which were sold with contingent deferred sales charges; b) the distribution of the Company's intermediary-distributed mutual funds (net of the substantial portion of commissions that is passed on to the selling brokers); and c) the sales of non-proprietary products in the Company's bank marketing businesses (net of commissions that are paid to the company's client banks and brokers). Total surrender charges and net commissions were $36.1 million in 1997 compared to $34.7 million in 1996 and $23.4 million in 1995.

     Surrender charges on fixed and variable annuity withdrawals generally are assessed at declining rates applied to policyholder withdrawals during the first five to seven years of the contract; contingent deferred sales charges on mutual fund redemptions are assessed at declining rates on amounts redeemed generally during the first six years. Such charges totaled $21.4 million, $19.8 million and $18.4 million in 1997, 1996 and 1995, respectively. Total annuity withdrawals represented 11.6%, 11.6% and 9.9% of the total average annuity policyholder and separate account balances in 1997, 1996 and 1995, respectively. Excluding surrenders from the older block of annuities acquired in the F&G Life transaction, the withdrawal percentages were 10.6% and 10.0% in 1997 and 1996, respectively.

     Net commissions were $14.7 million in 1997, $14.9 million in 1996 and $5.0 million in 1995. The increase in 1996 compared to 1995 was primarily attributable to the acquisition of Independent in March 1996.

     Separate Account Fees are primarily mortality and expense charges earned on variable annuity and variable life policyholder balances. These fees, which are based on the market value of the assets in separate accounts supporting the contracts, were $17.1 million in 1997 compared to $16.0 million in 1996 and $13.2 million in 1995. Such fees represented 1.54%, 1.68% and 1.61% of average variable annuity and variable life separate account balances in 1997, 1996 and 1995, respectively.


     Operating Expenses primarily represent compensation, marketing and other general and administrative expenses. These expenses were $309.7 million in 1997 compared to $277.9 million in 1996 and $225.1 million in 1995. The increase in 1997 compared to 1996 was primarily due to increases in compensation and marketing expenses. The increase in 1996 compared to 1995 was primarily due to increases in compensation and marketing expenses and to the acquisition of Independent. Operating expenses expressed as a percent of average total assets under management were 0.63%, 0.62% and 0.60% in 1997, 1996 and 1995, respectively.


     Amortization of Deferred Policy Acquisition Costs relates to the costs of acquiring new business which vary with, and are primarily related to, the production of new annuity business. Such costs include commissions, costs of policy issuance and underwriting and selling expenses. Amortization was $75.9 million in 1997 compared to $60.2 million in 1996 and $58.5 million in 1995. These increases in amortization in 1997 and 1996 were primarily related to the increase in investment spread from the growth of business in force associated with fixed and indexed products and the increased sales of variable annuity products. Amortization expense represented 29.3%, 26.9% and 28.4% of investment spread in 1997, 1996 and 1995, respectively.

     Amortization of Deferred Distribution Costs relates to the deferred sales commissions acquired in connection with the Colonial acquisition and the distribution of mutual fund shares sold with contingent deferred sales charges. Amortization was $34.2 million in 1997 compared to $33.9 million in 1996 and $18.8 million in 1995. The increase in amortization in 1997 compared to 1996 was primarily attributable to the continuing sales of such fund shares during 1997 and 1996 partially offset by a $3.8 million charge in the fourth quarter of 1996 relating to a reduction in the amortization period. The increase in 1996 was primarily attributable to the full period consolidation of Colonial, the continuing sales of such fund shares during 1996 and 1995 and the $3.8 million charge in the fourth quarter of 1996.


     Amortization of Value Insurance in Force relates to the actuarially-determined present value of projected future gross profits from policies in force at the date of acquisition. Amortization totaled $10.5 million in 1997 compared to $10.2 million in 1996 and $9.5 million in 1995. The increase in amortization in 1997 compared to 1996 included increased amortization of $4.0 million related to the F&G Life transaction partially offset by decreased amortization related to a change in mortality assumptions. The increase in amortization in 1996 compared to 1995 was primarily due to $42.7 million of amortization recorded in 1996 relating to the F&G Life transaction, partially offset by lower amortization in 1996 due to an increase in estimated amortization periods in the last quarter of 1995 of the Company's closed block of single premium whole life insurance.


     Amortization of Intangible Assets related to goodwill and certain identifiable intangible assets arising from business combinations accounted for as purchases. Amortization was $13.5 million in 1997 compared to $15.4 million in 1996 and $12.2 million in 1995. The decrease in amortization in 1997 compared to 1996 was primarily attributable to certain assets becoming fully amortized in the third quarter of 1996. The increase in amortization in 1996 compared to 1995 was primarily attributable to the acquisitions of Independent, Colonial and Newport.


     Interest Expense, Net was $17.0 million in 1997 compared to $19.7 million in 1996 and $16.2 million in 1995. The decrease in 1997 compared to 1996 was due to lower interest expense related to Colonial's credit facility which is utilized to finance the sale of shares of the mutual funds which have contingent deferred sales charges and to higher interest income which is netted against interest expense. The increase in 1996 compared to 1995 was primarily attributable to the full year impact of the $100.0 million note issued in connection with the Colonial acquisition, the 424.0 million note issued in connection with the Newport acquisition and the $30.0 million note issued in 1995 to an affiliate of Liberty Mutual.

     Income Tax Expense was $62.6 million or 32.6% of pretax income in 1997 compared to $49.6 million or 33.0% of pretax income in 1996 and $39.9 million or 35.1% of pretax income in 1995. The lower effective tax rates in 1997 and 1996 were attributable primarily to reductions in the deferred tax asset valuation reserve. For all periods, substantially all the federal income tax expense related to the company's annuity insurance business.


     Effective July 18, 1997, the Company is no longer included in the consolidated tax return of Liberty Mutual. Under the tax law, the Company is required to file a separate life return and a consolidated non-life return for a period of five years. The Company does not expect this change to have a material effect on its financial condition or its results of operations.



Financial Condition

     Stockholders' Equity as of June 30, 1998 was $1.27 billion compared to $1.20 billion as of December 31, 1997. Net income for the first six months of 1998 was $61.2 million and cash dividends on the Company's preferred and common stock totaled $2.9 million. Common stock totaling $4.6 million was issued in connection with the exercise of stock options. In addition, the exercise of certain stock options resulted in a federal income tax benefit to the Company of $2.2 million which was credited to additional paid-in capital. An increase in accumulated other comprehensive income, net unrealized investment gains, net of adjustments to deferred policy acquisition costs and value of insurance in force, during the period increased stockholders' equity by $2.5 million.

     Book Value Per Share amounted to $27.83 at June 30, 1998 compared to $26.82 at December 31, 1997. Excluding net unrealized gains on investments, book value per share amounted to $25.95 at June 30, 1998 and $24.97 at December 31, 1997. As of June 30, 1998, there were 45.5 million common shares outstanding compared to 44.7 million shares as of December 31, 1997.


     Investments not including cash and cash equivalents totaled $12.6 billion at June 30, 1998 and $12.3 billion at December 31, 1997 compared to $11.5 billion at December 31, 1996. The increase primarily reflects general account investment earnings.

     The Company manages the substantial majority of its invested assets internally. The Company's general investment policy is to hold fixed maturity assets for long-term investment and, accordingly, the Company does not have a trading portfolio. To provide for maximum portfolio flexibility and appropriate tax planning, the Company classifies its entire fixed maturities investments as "available for sale" and accordingly carries such investments at fair value. The Company's total investments at June 30, 1998 and December 31, 1997 reflected net unrealized gains of $268.3 million and $280.2 million, respectively, relating to its fixed maturity and equity portfolios. The Company anticipates that its total investments at September 30, 1998 will reflect a lower amount of net unrealized gains as a result of a reduction in the value of corporate bonds due to market volatility.

     Approximately $11.1 billion, or 80.0%, of the Company's general account investments at June 30, 1998, was rated by Standard & Poor's Corporation, Moody's Investors Service or under comparable statutory rating guidelines established by the National Association of Insurance Commissioners. At June 30, 1998, the carrying value of investments in below investment grade securities totaled $1.1 billion, or 8.0% of general account investments of $13.8 billion. Below investment grade securities generally provide higher yields and involve greater risks than investment grade securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities may be more limited than for investment grade securities.


Management of the Company's Investments


     Asset-liability duration management is utilized by the Company to minimize the risks of interest rate fluctuations and policyholder withdrawals. The Company believes that its fixed and equity-indexed policyholder balances should be backed by investments, principally comprised of fixed maturities, that generate predictable rates of return. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rates, the slope of the yield curve and the excess at which fixed maturities are priced over the yield curve. Its portfolio strategy is designed to achieve acceptable risk-adjusted returns by effectively managing portfolio liquidity and credit quality.


     The Company conducts its investment operations to closely match the duration of the assets in its investment portfolio to its policyholder balances. The Company seeks to achieve an acceptable spread between what it earns on its assets and interest credited on its policyholder balances by investing principally in fixed maturities. The Company's fixed-rate products incorporate surrender charges to encourage persistency and to make the cost of its policyholder balances more predictable. Approximately 82.1% of the Company's fixed annuity policyholder balances were subject to surrender charges at June 30, 1998. During the remaining six months of 1998, and during 1999 and 2000, policies having aggregate balances of $422.8 million, $1,132.9 million and $1,438.1 million, respectively, were scheduled as of June 30, 1998 to come off the surrender charge period.

     As part of its asset-liability management discipline, the Company conducts detailed computer simulations that model its fixed-maturity assets and liabilities under commonly used stress-test interest rate scenarios. Based on the results of these computer simulations, the investment portfolio has been constructed with a view toward maintaining a desired investment spread between the yield on portfolio assets and the interest credited on policyholder balances under a variety of possible future interest rate scenarios. At June 30, 1998, the effective duration of the Company's fixed maturities investments (including certain cash and cash equivalents) was approximately 3.0. Effective duration is a common measure for the price sensitivity of a fixed-income portfolio to changes in interest rates. It measures the approximate percentage change in the market value of a portfolio when interest rates change by 100 basis points. This measure includes the impact of estimated changes in portfolio cash flows from features such as prepayment and bond calls.


     As a component of its investment strategy and to reduce its exposure to interest rate risk, the Company utilizes interest rate swap agreements ("swap agreements") and interest rate cap agreements ("cap agreements") to match assets more closely to liabilities. Swap agreements are agreements to exchange with a counterparty interest rate payments of differing character (e.g. fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. The Company currently utilizes swap agreements to reduce asset duration and to better match interest rates earned on longer-term fixed rate assets with interest credited to policyholders. The Company had 47 outstanding swap agreements with an aggregate notional principal amount of $2.4 billion and 45 outstanding swap agreements with an aggregate notional principal amount of $2.6 billion as of June 30, 1998 and December 31, 1997, respectively.

     Cap agreements are agreements with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising interest rates. The Company had interest rate cap agreements with an aggregate notional amount of $250.0 million as of June 30, 1998 and December 31, 1997.

     With respect to the Company's equity-indexed annuities, the Company buys call options on the S&P 500 Index to hedge its obligation to provide returns based upon this index. The Company had call options with a book value of $473.1 million and $323.3 million as of June 30, 1998 and December 31, 1997, respectively.

     There are risks associated with some of the techniques the Company uses to match its assets and liabilities. The primary risk associated with swap, cap and call option agreements is counterparty nonperformance. The Company believes that the counterparties to its swap, cap and call option agreements are financially responsible and that the counterparty risk associated with these transactions is minimal. In addition, swap and cap agreements have interest rate risk and call options have stock market risk. These swap and cap agreements hedge fixed-rate assets and the Company expects that any interest rate movements that adversely affect the market value of swap and cap agreements would be offset by changes in the market values of such fixed rate assets. However, there can be no assurance that these hedges will be effective in offsetting the potential adverse effects of changes in interest rates. Similarly, the call options hedge the Company's obligations to provide returns on equity-indexed annuities based upon the S&P 500 Index, and the Company believes that any stock market movements that adversely affect the market value of S&P 500 Index call options would be substantially offset by a reduction in policyholder liabilities. However, there can be no assurance that these hedges will be effective in offsetting the potentially adverse effects of changes in S&P 500 Index levels. Keyport's profitability could be adversely affected if the value of its swap and cap agreements increase less than (or decrease more than) the change in the market value of its fixed rate assets and/or if the value of its S&P 500 Index call options increase less than (or decrease more than) the value of the guarantees made to equity-indexed policyholders.


     In June 1998, Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," was issued. This statement standardizes the accounting for derivative instruments and the derivative portion of certain other contracts that have similar characteristics by requiring that an entity recognize those instruments at fair value. This statement also requires a new method of accounting for hedging transactions, prescribes the type of items and transactions that may be hedged, and specifies detailed criteria to be met to qualify for hedge accounting. This statement is effective for fiscal years beginning after June 15, 1999. Earlier adoption is permitted. The Company is evaluating the impact of this statement. Upon adoption, the Company will be required to record a cumulative effect adjustment to reflect this accounting change. At this time, the Company has not completed its analysis and evaluation of the requirements and the impact of this statement.


     The Company routinely reviews its portfolio of investment securities. The Company identifies monthly any investments that require additional monitoring, and carefully reviews the carrying value of such investments at least quarterly to determine whether specific investments should be placed on a nonaccrual basis and to determine declines in value that may be other than temporary. In making these reviews, the Company principally considers the adequacy of collateral (if any), compliance with contractual covenants, the borrower's recent financial performance, news reports, and other externally generated information concerning the borrower's affairs. In the case of publicly traded fixed maturities investments, management also considers market value quotations if available.


Liquidity

     The Company is a holding company whose liquidity needs include the following: (i) operating expenses; (ii) debt service; (iii) dividends on Preferred Stock and Common Stock; (iv) acquisitions; and (v) working capital where needed by its operating subsidiaries. The Company's principal sources of cash are dividends from its operating subsidiaries, and, in the case of funding for acquisitions and certain long-term capital needs of its subsidiaries, long-term borrowings, which to date principally have been from affiliates of Liberty Mutual Insurance Company ("Liberty Mutual").


     In connection with the Crabbe Huson acquisition, the Company borrowed $90 million under the Bridge Facility, and expects to repay the $90 million from the net proceeds received by the sale of the Notes. See "USE OF PROCEEDS."

     Current Rhode Island insurance law applicable to Keyport permits the payment of dividends or distributions, which, together with dividends and distributions paid during the preceding 12 months, do not exceed the lesser of
(i) 10% of Keyport's statutory surplus as of the preceding December 31 or (ii) Keyport's statutory net gain from operations for the preceding fiscal year. Any proposed dividend in excess of this amount is called an "extraordinary dividend" and may not be paid until it is approved by the Commissioner of Insurance of the State of Rhode Island. As of June 30, 1998, the amount of dividends that Keyport could pay without such approval was $70.3 million. Keyport had not paid any dividends since its acquisition in 1988; however, Keyport declared a $5 million dividend to be paid on or about September 30, 1998.

     The terms of Colonial's existing senior credit facility place certain restrictions on Colonial's ability to pay dividends. Under the terms of the facility, Colonial could pay dividends of up to $55.1 million as of June 30, 1998. No assurances can be given that future regulatory changes and credit agreements will not create additional limitations on the ability of the Company's subsidiaries to pay dividends.

     Based upon the historical cash flow of the Company, the Company's current financial condition and the Company's expectation that there will not be a material adverse change in the results of operations of the Company and its subsidiaries during the next twelve months and subject to the balance of this paragraph, the Company believes that cash flow provided by operating activities over this period will provide sufficient liquidity for the Company to meet its working capital, capital investment and other operational cash needs, its debt service obligations, including its obligations to make interest payments under the Notes its obligations to pay dividends on the Preferred Stock and its intentions to pay dividends on the Common Stock. As indicated under "Use of Proceeds," the Company will require additional external financing in order to finance the acquisition of SGAM. Such acquisition, which is subject to the satisfaction of certain conditions, is scheduled to close in late December 1998. Based on current market conditions, the Company presently anticipates that such additional external financing will be provided through the issuance of additional fixed income securities. The Company anticipates that it would require external sources of liquidity to finance future material acquisitions where the purchase price is not paid in equity.


     Each of the Company's business segments has its own liquidity needs and financial resources. In the Company's annuity insurance operations, liquidity needs and financial resources pertain to the management of the general account assets and policyholder balances. In the Company's asset management business, liquidity needs and financial resources pertain to the investment management and distribution of mutual funds, wealth management and institutional accounts. The Company expects that, based upon their historical cash flow and current prospects, these operating subsidiaries will be able to meet their liquidity needs from internal sources and, in the case of Colonial, from its credit facility used to finance sales of mutual fund shares sold with contingent deferred sales charges.

     Keyport uses cash for the payment of annuity and life insurance benefits, operating expenses and policy acquisition costs, and the purchase of investments. Keyport generates cash from annuity premiums and deposits, net investment income and from the sales and maturities of fixed investments. Annuity premiums, maturing investments and net investment income have historically been sufficient to meet Keyport's cash requirements. Keyport monitors cash and cash equivalents in an effort to maintain sufficient liquidity and has strategies in place to maintain sufficient liquidity in changing interest rate environments. Consistent with the nature of its obligations, Keyport has invested a substantial amount of its general account assets in readily marketable securities. As of June 30, 1998, $10.5 billion, or 75.0% of Keyport's general account investments were considered readily marketable.


     To the extent that unanticipated surrenders cause Keyport to sell for liquidity purposes a material amount of securities prior to their maturity, such surrenders could have a material adverse effect on the Company. Although no assurances can be given, Keyport believes that liquidity to fund anticipated withdrawals would be available through incoming cash flow and the sale of short-term or floating-rate instruments, thereby precluding the sale of fixed maturity investments in a potentially unfavorable market.



Year 2000

     Many companies and organizations have computer programs that use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, this could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions.


     In addressing the Year 2000 issue, the Company has substantially completed an inventory of its computer programs and assessed its Year 2000 readiness. The Company's computer programs include internally developed programs, third-party purchased programs and third-party custom developed programs. For programs which were identified as not being Year 2000 ready, the Company is in the process of implementing a remedial plan which includes repairing or replacing the programs and appropriate testing for Year 2000. The Company is also in the process of identifying and reviewing its non-information technology systems with respect to Year 2000 issues. In addition, the Company has initiated communication with third parties to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues.

     The Company is developing, and will continue to develop, contingency plans for dealing with any adverse effects that become likely in the event the Company's remediation plans are not successful or third parties fail to remediate their own Year 2000 issues. If necessary modifications and conversions are not made, or are not timely completed, or if the systems of the companies on which the Company's interface system relies are not timely converted, the Year 2000 issues could have a material impact on the operations of the Company. However, the Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.


     In the opinion of management, the cost of addressing the Year 2000 issue is not expected to have a material adverse effect on the Company's financial condition or its results of operation.

Effects of Inflation

     Inflation has not had a material effect on the Company's consolidated results of operations. The Company manages its investment portfolio in part to reduce its exposure to interest rate fluctuations. In general, the market value of the Company's fixed maturity portfolio increases or decreases in inverse relationship with fluctuations in interest rates, and the Company's net investment income increases or decreases in direct relationship with interest rate changes. For instance, if interest rates decline, the Company's fixed maturity investments generally will increase in market value, while net investment income will decrease as fixed maturity investments mature or are sold and the proceeds are reinvested at reduced rates. However, inflation may result in increased operating expenses that may not be readily recoverable in the prices of the services charged by the Company.


                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of $     million aggregate
principal amount of Notes offered by the Company, after deducting discounts and estimated expenses of the offering, are estimated to be approximately $ million.

     Liberty intends (i) to use approximately $90 million of proceeds from the sale of the Notes to cover the costs of acquiring Crabbe Huson, including repayment of $90 million drawn from the Bridge Facility to finance the costs of the acquisition; (ii) to discharge certain indebtedness owed to affiliates of Liberty Mutual consisting of 8.0% promissory notes in the aggregate principal amount of $129 million due March 31, 2000 and April 3, 2000; and (iii) any remaining proceeds to finance a portion of the anticipated costs associated with the pending acquisition of SGAM, and for general corporate purposes. See "LIBERTY FINANCIAL COMPANIES, INC.--Recent Developments." The Company will require additional financing in order to cover the remaining costs of acquiring
SGAM of approximately $         . Although no assurances can be given, based on
current market conditions the Company presently anticipates that such additional financing will be provided through the issuance of additional fixed income securities.


                           DESCRIPTION OF THE NOTES

General

     The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which reference is hereby made. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Prospectus and the Indenture (defined below).


     The Notes will be issued as separate series under an Indenture (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

     The Notes are not redeemable prior to maturity and are not entitled to any sinking fund. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued and provides that Debt Securities may be issued from time to time in one or more series. As of the date of this Prospectus Supplement, the Company does not have any Debt Securities outstanding.

     The Notes will be unsecured and will rank on the parity with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be obligations exclusively of the Company. As a holding company, Liberty's cash flows and its ability to service its debt, including the Notes, are dependent upon the cash flows of its subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations and legal restrictions. The Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries and liabilities under contracts of insurance and annuities written by the Company's subsidiaries and to any secured indebtedness of the Company and its subsidiaries.

     The Notes will bear interest at the rate per annum from            , 1998
or from the most recent Interest Payment Date to which interest has been paid
or provided for, payable in arrears on             and             of each
year, commencing                   (each an "Interest Payment Date"), to the
persons in whose names such Notes were registered at the close of business on
the next preceding                                   , whether or not a
Business Day (as defined below) (each a "Regular Record Date"), respectively. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be treated as debt for tax purposes.

     Interest payable on a Note on any Interest Payment Date or at maturity shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or provided
for (or from and including             , 1998, if no interest has been paid or
provided for) to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. If any Interest Payment Date or the maturity date of the Note falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be. "Business Day" means any day, other than a Saturday, Sunday, legal holiday or other day on which banks in The City of New York or Boston, Massachusetts are required or authorized by law, regulation or executive order to close.

     The Notes will not be listed on any securities exchange and no assurances can be given that an active trading market for such securities will be developed or sustained.

     The Notes will be issued only in fully-registered book-entry form, without coupons, in denominations of $1,000 and integral multiples thereof, through the facilities of The Depository Trust Company, New York, New York (the "Depository"). Transfers or exchanges may be effected only through a participating member of the Depository. See "Book-Entry Note" below. Payments on the Notes will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository. See "Book-Entry Note" below.


Book-Entry Note

     The Notes will be represented by a Global Security (the "Book-Entry Note") which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, the Book-Entry Note may not be transferred except as a whole by the Depository to a nominee of the depository or by a nominee of the depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.


     The Depository has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities for persons that have accounts with the Depository ("participants") and to facilitate settlement of securities transactions among its participants, such as transfers and pledges in such deposited securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's "direct participants" include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, securities brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").


     The Depository has also advised the Company and the trustee that, upon the issuance of the Book-Entry Note, the Depository will credit the principal amount of the Notes represented by the Book-Entry Note to the accounts of participants. The accounts to be credited will be designated by the applicable Underwriter. Purchases of Notes under the Depository's system must be made by or through direct participants, which will receive a credit for the Notes on the Depository's records. The ownership interest of each actual purchaser of each Note ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the Depository of their purchase, but beneficial owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct and indirect participant through which the beneficial owner entered into the transaction.
The laws of some states
may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Book-Entry Note.

     So long as the Depository for the Book-Entry Note, or its nominee, is the registered owner of the Book-Entry Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Book-Entry Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Book-Entry Note will not be entitled to have Notes represented by such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in certificated form and will not be considered the owners or holders thereof under the Indenture.

     Principal and interest payments on the Notes represented by the Book-Entry Note will be made by the Company to the Depository or its nominee, as the case may be, as the registered owner of such Book-Entry Note. Neither the Company, the Trustee, the Paying Agent (as defined in the Indenture) nor any Registrar (as defined in the Indenture) for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Book-Entry Note, will credit immediately the accounts of the relevant participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as shown on the records of the depository or its nominee. The Company also expects that payments by participants to beneficial owners in the Book-Entry Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     If (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within ninety days, (ii) the Company executes and delivers to the Trustee an order to the effect that a Book-Entry Note shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Notes, the Company will issue the Notes in certificated form in exchange for such Book-Entry Note. In any such instance, an owner of a beneficial interest in the Book-Entry Note will be entitled to physical delivery in certificated form of the Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof and will be issued in registered form only, without coupons.


Paying Agent and Registrar

     Pursuant to the terms of the Indenture, the Company has appointed State Street Bank and Trust Company to act as paying agent and registrar with respect to the Notes under the Indenture.


                                 UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement
dated October   , 1998 and the pricing agreement relating to the Notes
(collectively, the "Underwriting Agreement") among the Company and the Underwriters named below (the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the principal amounts of the Notes set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                        Principal
                                                          Amount
                                                         of Notes
     Underwriter                                     ---------------
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated ......................   $
   NationsBanc Montgomery Securities LLC .........
   Salomon Smith Barney Inc. .....................
                                                      --------------
   Total .........................................   $



     The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less concessions not in excess of . % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of . % of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Underwriters.


     The Notes are new issues of securities with no established trading market. The Company has been advised by the Underwriters that they intend to make a market in the Notes, but are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.


     Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.


     If the Underwriters create a short position in the Notes in connection with this offering, i.e., if they sell more of the Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

     The Underwriters may also impose a penalty bid on certain Underwriters. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from the Underwriters who sold those Notes as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will be discontinued without notice.


     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect of such liabilities.


     In the ordinary course of their respective businesses, certain of the Underwriters have in the past, and may in the future, engage in commercial and investment banking transactions with the Company and its affiliates.

                             VALIDITY OF THE NOTES


     The validity of the Notes offered hereby will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts and for the Underwriters by Brown & Wood LLP, New York, New York. Choate, Hall & Stewart will rely on the opinion of Brown & Wood LLP as to matters of New York law.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================


                            [LIBERTY FINANCIAL LOGO]



                                 $   ,000,000




                       LIBERTY FINANCIAL COMPANIES, INC.



                                 % Notes Due 2008




                            -----------------------

                   P R O S P E C T U S   S U P P L E M E N T

                            -----------------------

                              Merrill Lynch & Co.
                     NationsBanc Montgomery Securities LLC
                             Salomon Smith Barney





                                         , 1998

================================================================================

                                    PART II


Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement.




         SEC Registration Fee ......................................     $ 236,000
         Blue sky fees and expenses (including legal fees) .........     $  10,000*
         Legal fees and expenses ...................................     $ 200,000*
         Indenture trustee's fee and expense .......................     $  20,000*
         Accounting fees and expenses ..............................     $  50,000*
         Printing and engraving expenses ...........................     $ 100,000*
         Miscellaneous .............................................     $  20,000*
                                                                         ---------
         Total Expenses ............................................     $ 636,000*
                                                                         =========


------------
* Estimated


Item 15. Indemnification of Directors and Officers.

     Section 67 of chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of director. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, the Restated Articles of Organization provide that the Company shall indemnify directors and officers of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer with another organization. Under this provision, a director or officer of the Company shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interest of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expense.

     Article 6 of the Company's Restated Articles of Organization eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     Section of the Purchase Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify the Registrants, and directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Purchase Agreement filed as Exhibit 1.1 hereto.

     In addition, pursuant to an Intercompany Agreement (the "Intercompany Agreement") between the Company and Liberty Mutual, the Company will indemnify Liberty Mutual, its subsidiaries (other than the Company and its subsidiaries), and each of their respective officers, directors, employees, and agents, against losses from third-party claims based on, arising out of or resulting from (i) the activities of the Company or its subsidiaries (including without limitation liabilities under the Securities Act, the Exchange Act and other securities laws) and (ii) any other acts or omissions arising out of performance of the Intercompany Agreement.

     The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

     Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the Liberty Financial Trust or any predecessor Trustee for the Liberty Financial Trust, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.


Item 16. Exhibits.
     See Index to Exhibits immediately preceding the Exhibits included as part of this Registration Statement.


Item 17. Undertakings.
   (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

     (g) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Liberty Financial Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston in The Commonwealth of Massachusetts on September 30, 1998.


                                              LIBERTY FINANCIAL COMPANIES, INC.




                                              By: /s/ Kenneth R. Leibler*
                                                 ------------------------------
                                                 Kenneth R. Leibler
                                                 Chief Executive Officer,
                                                 President and Director



                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Liberty Financial Companies, Inc., hereby severally constitute and appoint Kenneth R. Leibler, John A. Benning and James A. Hilbert, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Liberty Financial Companies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.





            Signature                         Title                     Date
--------------------------------   --------------------------   -------------------
      /s/ Kenneth R. Leibler*      Chief Executive Officer,     September 30, 1998
-----------------------------      President and Director
      Kenneth R. Leibler


   /s/ James A. Hilbert            Senior Vice President,       September 30, 1998
-----------------------------      Chief Financial Officer
       James A. Hilbert            and Treasurer


  /s/ Gary L. Countryman*          Chairman and Director        September 30, 1998
-----------------------------
      Gary L. Countryman


  /s/ Gerald E. Anderson*          Director                     September 30, 1998
-----------------------------
      Gerald E. Anderson


  /s/ Michael J. Babcock*          Director                     September 30, 1998
-----------------------------
      Michael J. Babcock


   /s/ Paul J. Darling, II*        Director                     September 30, 1998
-----------------------------
       Paul J. Darling, II


   /s/ David F. Figgins*           Director                     September 30, 1998
-----------------------------
       David F. Figgins


     /s/ John B. Gray*             Director                     September 30, 1998
-----------------------------
         John B. Gray

            Signature                  Title             Date
---------------------------------   ----------   -------------------
    /s/ John P. Hamill*            Director     September 30, 1998
-----------------------------
        John P. Hamill


     /s/ Marian L. Heard*          Director     September 30, 1998
-----------------------------
         Marian L. Heard


   /s/ Raymond H. Hefner, Jr.*     Director     September 30, 1998
-----------------------------
       Raymond H. Hefner, Jr.


    /s/ Edmund F. Kelly*           Director     September 30, 1998
-----------------------------
        Edmund F. Kelly


   /s/ Sabino Marinella*           Director     September 30, 1998
-----------------------------
       Sabino Marinella


    /s/ Thomas J. May*             Director     September 30, 1998
-----------------------------
        Thomas J. May


     /s/ Ray B. Mundt*             Director     September 30, 1998
-----------------------------
         Ray B. Mundt


     /s/ Glenn P. Strehle*         Director     September 30, 1998
-----------------------------
         Glenn P. Strehle


   /s/ Stephen J. Sweeney*         Director     September 30, 1998
-----------------------------
       Stephen J. Sweeney


*By: /s/ James A. Hilbert
   -------------------------
   James A. Hilbert,
   Attorney-in-Fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Liberty Financial Capital Trust I and Liberty Financial Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston in The Commonwealth of Massachusetts on September 30, 1998.


                                          LIBERTY FINANCIAL CAPITAL TRUST I


                                          By Liberty Financial Companies, Inc.
                                          as Depositor




                                          By: /s/ James A. Hilbert
                                          ---------------------------------
                                          Name: James A. Hilbert
                                          Title: Senior Vice President




                                          LIBERTY FINANCIAL CAPITAL TRUST II


                                          By Liberty Financial Companies, Inc.
                                          as Depositor


                                          By: /s/ James A. Hilbert
                                          ---------------------------------
                                          Name: James A. Hilbert
                                          Title: Senior Vice President

                                  Exhibit Index


Exhibit
Number                             Description
1.1    Form of Underwriting Agreement for Debt Securities, Preferred Stock,
       Warrants, Stock Purchase Contracts and Stock Purchase Units

1.2+   Form of Underwriting Agreement (Preferred Securities)

3.1(1) Form of Restated Articles of Organization of the Company

3.2(1) Form of Certificate of Designation of Series A Convertible Preferred
       Stock of the Company

3.3(7) Restated By-laws of the Company, as amended

4.1(1) Form of Certificate for Common Stock of the Company

4.2(1) Form of Certificate for Series A Convertible Preferred Stock of the
       Company

4.3*   Form of Indenture between the Company and State Street Bank and Trust
       Company as Trustee

4.4*   Form of Senior Note

4.5*   Form of Junior Subordinated Indenture

4.6+   Form of Junior Subordinated Debenture

4.7*   Form of Guarantee Agreement for Liberty Financial Capital Trust I

4.8*   Form of Guarantee Agreement for Liberty Financial Capital Trust II

4.9*   Certificate of Trust of Liberty Financial Capital Trust I

4.10*  Trust Agreement of Liberty Financial Capital Trust I

4.11*  Form of Amended and Restated Trust Agreement for Liberty Financial
       Capital Trust I (including Form of Preferred Security)

4.12*  Certificate of Trust of Liberty Financial Capital Trust II

4.13*  Trust Agreement of Liberty Financial Capital Trust II

4.14*  Form of Amended and Restated Trust Agreement for Liberty Financial
       Capital Trust II (including Form of Preferred Security)

5.1    Opinion of Choate, Hall & Stewart

5.2+   Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred
       Securities to be issued by Liberty Financial Capital Trust I

5.3+   Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred
       Securities to be issued by Liberty Financial Capital Trust II



8.+    Opinion of counsel as to certain federal income tax matters

12(6)  Statement re computation of ratios

21(7)  Subsidiaries of the Company

23.1   Consent of Ernst & Young LLP

23.2   Consent of KPMG Peat Marwick LLP

23.3   Consent of Choate, Hall & Stewart (to be included in Exhibit 5.1)

23.4+  Consent of Richards, Layton & Finger, P.A. (to be included in Exhibits
       5.2 and 5.3)

23.5+  Consent of tax counsel (to be included in Exhibit 8)

24.1   Powers of Attorney (included on signature page)

25.1* Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Indenture

25.2* Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Junior Subordinated Indenture

25.3* Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Amended and Restated Trust Agreement for Liberty Financial Capital Trust I

25.4* Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Amended and Restated Trust Agreement of Liberty Financial Capital Trust II

25.5* Form T-1 Statement of Eligibility of State Street Bank and Trust Company under the Guarantee for the benefit of the holders of Preferred
       Securities of Liberty Financial Capital Trust I

25.6* Form T-1 Statement of Eligibility of State Street Bank and Trust Company under the Guarantee for the benefit of the holders of Preferred
       Securities of Liberty Financial Capital Trust II

99.3(1)Form of Stockholders' Agreement among the Company, Liberty Mutual
       Insurance Company and certain holders of the Company's Series A
       Convertible Preferred Stock

------------------------

*   Previously filed.

+   To be filed under subsequent Form 8-K.

(1) Incorporated by reference to the same Exhibit Number in the Company's Registration Statement on Form S-4 (filed under the name NEW LFC, INC.) (Registration No. 33-88824).

(2) Incorporated by reference to the same Exhibit number in the Company's 1994 Annual Report on Form 10-K filed March 30, 1995.

(3) Incorporated by reference to the same Exhibit Number in the Company's 1995 Annual Report on Form 10-K filed March 29, 1996.

(4) Incorporated by reference to the same Exhibit Number in the Company's Registration Statement on Form S-3 (Registration Number 333-29315).

(5) Incorporated by reference to the same Exhibit Number in the Company's 1996 Annual Report on Form 10-K filed March 28, 1997.

(6) Incorporated by reference to the same Exhibit Number in the Company's Quarterly Report on Form 10-Q filed August 13, 1998.

(6) Incorporated by reference to Prospectus contained in the Company's Registration Statement on Form S-3 (Registration Number 333-20067).

(7) Incorporated by reference to the same Exhibit Number in the Company's 1997 Annual Report on Form 10-K filed March 31, 1998.